As filed with the Securities and Exchange Commission on August 29, 2008
Registration No. 333-150556

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWER EFFICIENCY CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE		22-3337365
(State or other jurisdiction of incorporation of organization)		(I.R.S. Employer Identification Number)
3960 HOWARD HUGHES PARKWAY SUITE 460 LAS VEGAS, NV 89169 (702) 697-0377
(Address, including zip code, and telephone number, including area code, of Company's principal executive offices)

STEVEN Z. STRASSER CHAIRMAN AND CHIEF EXECUTIVE OFFICER POWER EFFICIENCY CORPORATION 3960 HOWARD HUGHES PARKWAY SUITE 460 LAS VEGAS, NV 89169 TEL: (702) 697-0377 FAX: (702) 697-0379
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copy to: BARRY GROSSMAN, ESQ. ADAM S. MIMELES, ESQ. ELLENOFF GROSSMAN & SCHOLE LLP 150 EAST 42ND STREET, 11TH FLOOR NEW YORK, NEW YORK 10017 TEL: (212) 370-1300 FAX: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $.001 per share	8,140,000	$ 0.325 (2)	$ 2,645,500	$ 156.34
Common Stock, par value $.001 per share (3)	6,120,000	$ 0.60 (4)	$ 3,672,000	$ 144.31
Total	14,260,000		$ 6,317,500	$ 300.65

(1) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.
(3) Represents shares issuable upon conversion of obligations underlying a common stock purchase warrant issued to the selling stockholders.
(4) Represents the higher of: (i) the exercise or conversion price of the convertible security and (ii) the offering price of securities of the same class as the common stock underlying the convertible security calculated in accordance with Rule 457(c) under the Securities Act, for the purpose of calculating the registration fee pursuant to 457(g) under the Securities Act.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed as part of this registration statement also constitutes a prospectus for registration statement Nos. 333-142366 and 333-129233; the 45,794,423 shares of common stock that remain unsold under such registration statements are being combined with the shares of common stock to be registered pursuant to this registration statement to enable the Selling Stockholders listed in the combined prospectus included herein to offer an aggregate of 59,687,619 shares of common stock pursuant to the combined prospectus.

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This Registration Statement on Form S-1 amends the Registration Statements on Form SB-2, as amended, File Nos. 333-142366 and 333-129233, that were filed by the Registrant. The prospectus contained in this Registration Statement will, upon effectiveness, supersede the prospectuses dated May 18, 2007 and filed pursuant to Rule 424(b). All filing fees payable in connection with the registration of the securities covered hereby were previously paid in connection with the filing of the original registration statements.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2008

PROSPECTUS
POWER EFFICIENCY CORPORATION
59,687,619 SHARES OF COMMON STOCK

This prospectus relates to 59,687,619 shares of our common stock that may be sold from time to time by the Selling Stockholders listed under the caption "Selling Stockholders". We will not receive any of the proceeds from the sale of the common stock sold. The Selling Stockholders may sell those shares from time to time in the public securities market. The Selling Stockholders may determine the prices at which they will sell the common stock, which prices may be at market prices prevailing at the time of such sale or some other price. See "Plan of Distribution".

Our Common Stock is traded on the National Association of Securities Dealers Over The Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "PEFF." On August 27, 2008, the closing bid price of our Common Stock as reported on the OTC Bulletin Board was $0.24.

THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. IT IS LIKELY THAT THE COMMON STOCK WILL BE SUBJECT TO "PENNY STOCK" RULES, WHICH GENERALLY REQUIRE THAT A BROKER OR DEALER APPROVE A PERSON'S ACCOUNT FOR TRANSACTIONS IN PENNY STOCK AND THE BROKER OR DEALER RECEIVE FROM THE INVESTOR A WRITTEN AGREEMENT TO THE TRANSACTIONS SETTING FORTH THE IDENTITY AND QUANTITY OF THE PENNY STOCKS TO BE PURCHASED BEFORE A TRADE INVOLVING A PENNY STOCK IS EXECUTED. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August 29, 2008

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the SEC which registers 59,687,619 shares of common stock owned or issuable to certain selling stockholders and amends the registration statements on Form SB-2, as amended, File Nos. 333-142366 and 333-129233. Under this registration statement, the selling stockholders referred to in this prospectus may offer and sell from time to time up to 24,450,016 currently outstanding shares of our common stock, 8,140,000 shares of our common stock issuable upon the conversion of the Company’s Series B Preferred Stock, 17,928,347 shares of our common stock issuable upon the exercise of warrants outstanding at an weighted average exercise price of $0.47 per share and held by the selling stockholders as of the date of this prospectus and 9,169,256 shares of our common stock issuable upon the exercise of options and warrants issued to employees, consultants, vendors and noteholders.

This prospectus does not cover the issuance of any shares of common stock by us, and we will not receive any of the proceeds from any sale of shares by the selling stockholders. We have agreed to pay all expenses incurred in connection with the registration of the shares of common stock covered by this registration statement.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

PROSPECTUS SUMMARY

This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial information, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. Throughout this prospectus, when we refer to “Power Efficiency” or the “Company” or when we speak of ourselves generally, we are referring to Power Efficiency Corporation unless the context indicates otherwise or as otherwise noted.

THE OFFERINGS

On January 21, 2008, Power Efficiency Corporation issued an aggregate of 140,000 units, each unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share, and a warrant to purchase 50 shares of the Company’s common stock, receiving aggregate consideration of $7,000,000, which included $5,150,000 of cash and the cancellation of $1,850,000 of debt. The Series B Preferred Stock and warrants issued in the offering are convertible or exercisable, as applicable, into an aggregate of up to 18,360,000 shares of the Company’s common stock.

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances. The Series B Preferred Stock is convertible at the option of the holder at any time. The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series B Preferred Stock has an 8% dividend, payable annually in cash or stock, at the discretion of the Company’s Board of Directors. Each warrant is exercisable for up to 50 shares of common stock at an exercise price of $0.60 per share and expires five years from the date of issuance.

On November 30, 2006, January 19, 2007, March 2, 2007, March 7, 2007, March 30, 2007 and March 31, 2007, the Company issued and sold an aggregate of 12,950,016 shares of its common stock and 8,287,508 common stock purchase warrants in a private offering for an aggregate of $4,235,000 in cash, cancellation of indebtedness and in lieu of compensation owed to certain employees, officers and directors of the Company. The per share purchase price of the common stock was $0.30. The warrants have a per share exercise price of $0.40, are exercisable immediately and expire five years from the date of issuance. The $4,235,000 investment consisted of $400,000 from the cancellation of indebtedness, approximately $50,000 in lieu of compensation owed to certain employees, officers and directors of the Company, and approximately $3,785,000 in new cash.

In June, July and August of 2005, we conducted a private offering of our common stock and warrants. We offered up to 50 units, at $50,000 each, to individuals or entities who qualified as "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each such unit consisted of (a) 250,000 shares of common stock and (b) a warrant to purchase prior to the fifth (5th) anniversary following the closing 125,000 shares of common stock, at an exercise price of $0.40. The placement closed on August 31, 2005 and resulted in gross proceeds of $2,900,000.

THE COMPANY

Our Business

Power Efficiency produces products that reduce energy costs in specific commercial applications, utilizing patented improvements upon motor controller technologies developed by National Aeronautics Space Administration (“NASA”), as well as technologies based solely on the Company’s inventions. The Company has branded these collective patented and patent pending technologies as E-SAVE Technology(TM) and has filed for a trademark on this name. Our products are solid-state motor controllers which reduce the amount of power consumed by alternating current (AC) induction motors operating at constant speeds and under variable loads. Our products were previously marketed as the Performance Controller and the Power Genius, but have recently been re-branded as Motor Efficiency Controllers (“MEC”). The MEC reduces energy consumption on electrical equipment by electronically sensing and controlling the amount of energy the motor consumes on certain applications. The energy savings can range up to 35%, while the life of the motor is extended because of both the reduced motor operating temperatures and the reduced mechanical stress provided by its “soft start” technology. The efficiency of the MEC has been tested by Excel Energy, Nevada Power Company, and the Los Angeles Department of Water and Power, independent third parties, with positive results.

We market our products directly under the brand name MEC, and through other companies under names such as Power Commander(R) and EcoStart(TM). Customers include large elevator and escalator manufacturers such as Otis Elevator Co. (a subsidiary of United Technologies, Inc.) and KONE Inc.

There are over one billion AC motors in operation in the U.S. alone. Alternating current induction motors are commonly found in industrial and commercial facilities throughout the world. Customers for the MEC are typically in a high electricity cost environment, may have local utility or governmental incentives to save energy, has energy usage as a significant operating cost, uses constant speed induction motors that are lightly or cyclically loaded, and has motors that run continuously or have frequent on/off cycles. This customer base represents a market which includes target sectors such as elevators, escalators, granulators, oil pump jacks, conveyors and other industrial applications.

We are focused on creating distribution channels to take advantage of opportunities given the current conditions in the energy market and how our product meets these needs. Management believes this multi-channel distribution strategy, if successful, will allow Power Efficiency to achieve sustainable revenue growth.

Highlights

Demonstrated Energy Savings - Over 1,000 units have been installed at facilities throughout the U.S. The products have demonstrated the ability to reduce the energy consumption of AC induction motors, by up to 35% in appropriate applications.

Patented Technology - Our products incorporate technology developed and patented by NASA. Our own patent encompasses a number of improvements on the NASA technology made by our engineers. We recently filed five provisional patents and two utility patents on additional technological advancements.

Extensive Engineering - Our products incorporate trade secret and engineering know-how, which we believe enables them to operate effectively over a broad range of conditions.

Large Potential Market - The United States consumes over $200 billion of electricity annually. A study for the United States Department of Energy estimates that motor driven systems consume 23% of all electricity in the U.S. and 64% of all the electricity used in the manufacturing sector. Based on our own in-house testing, our product can save up to 35% of the energy consumed by electric AC induction motors in appropriate applications. These applications include most motors that work at constant speed but are variably loaded, such as the AC motors found on many elevators, escalators, granulators, saw mills, stamping presses and other manufacturing equipment.

New Products - We have developed and received certifications for digital versions of our 30 and 80 amp products. We are currently in the process of developing and seeking certification for larger amp units. We have also developed a prototype unit for small motors such as those found in residential and light commercial equipment and appliances.

Limited Competition - We are not aware of any products on the market today that have been certified by CE (Conformity European) CSA (Canadian Standards Association), and UL (Underwriters Laboratories, Inc.), and offer the same energy-saving and soft start characteristics as our products.

International Distribution - International markets, such as those in Europe and Asia, often have higher prices for electricity than in the U.S. Therefore, we believe international markets provide a significant opportunity in the future.

A detailed description of our business strategy is provided under the heading “Business” below.

Our headquarters is located at 3960 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89169, and our telephone number is 702-697-0377.

Selling Stockholders

The shares of common stock covered by this prospectus that are being offered by the selling stockholders consist of up to 59,687,619 shares issued or to be issued (the "Securities") to the selling stockholders within 60 days of the date hereof. The full name, address and control persons of the selling stockholders are set forth beginning on page 33 of this prospectus.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks below, together with the other information contained in this prospectus, before you decide to purchase the shares offered hereby. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause future actual results to differ materially from those contained in any historical or forward-looking statements.

RISKS RELATED TO OUR BUSINESS

Unless The Company Achieves Profitability and Related Positive Cash Flow, It May Not Be Able To Continue Operations, And Its Auditors Have Questioned Its Ability To Continue As A "Going Concern".

The Company has suffered recurring losses from operations, and experienced approximately a $2,851,000 deficiency of cash from operations for the year ended December 31, 2007. For the years ended December 31, 2007 and December 31, 2006, we had net losses of $3,891,795 and $5,020,775, respectively. In our Auditor’s Report dated March 25, 2008 on our December 31, 2007 financial statements included in this report, our auditors have stated that these factors raise substantial doubt about our ability to continue as a “going concern”. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should we be unable to continue in existence.

The Company’s continuation as a “going concern” is dependent upon achieving profitable operations and related positive cash flow and satisfying our immediate cash needs by external financing until we are profitable. Our plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.

The Company Has A Limited Operating History, Has Experienced Recurring Losses And Has Limited Revenue.

To date, and due principally to a lack of working capital, our operations have been limited in scale. Although we have an arrangement with an outsourced production facility to manufacture our products, have established relationships with suppliers, and have received contracts for our products, we may experience difficulties in production scale-up, product distribution, and obtaining and maintaining working capital until such time as our operations have been scaled-up to normal commercial levels. We have not had a profitable quarter in the past three years and we cannot guarantee we will ever operate profitably. In addition, we have limited revenue. For the year ended December 31, 2007, our total revenues were $490,510, and for the year ended December 31, 2006, our total revenues were $188,811.

The Company Does Not Have A Bank Line Of Credit.

At the present time, the Company does not have a bank line of credit, which further restricts its financial flexibility.

The Company Will Require Additional Funds To Meet Its Cash Operating Expenses And Achieve Its Current Business Strategy.

The Company continues to have limited working capital and will be dependent upon additional financing to meet capital needs and repay outstanding debt. We cannot guarantee additional financing will be available on acceptable terms, if at all. We also need additional financing to raise the capital required to fully implement our business plan. Our current fixed operating expense level is approximately $250,000 to $300,000 per month. Although we currently have over 12 months of working capital, we may nevertheless need to issue additional debt or equity securities to raise required funds, and as a result existing equity owners would be diluted.

When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in us.

The Company’s Management Group Owns Or Controls A Significant Number Of The Outstanding Shares Of Our Common Stock And Will Continue To Have Significant Ownership Of Our Voting Securities For The Foreseeable Future.

As of the date of this report, management controls approximately twenty one percent (21%) of our issued and outstanding common stock and voting equivalents. As a result, these persons will have the ability, acting as a group, to effectively control our affairs and business, including the election of directors and, subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our common stock may:

•	delay or prevent a change in the control;

•	impede a merger, consolidation, takeover or other transaction involving the Company; or

•	discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Additionally, Summit Energy Ventures, LLC (“Summit”) owns seventeen percent (17%) of our common stock and voting equivalents, which is included in the above number. Summit is controlled by Steven Strasser, our Chairman and CEO, and he has the right to vote all shares owned by Summit. The remaining equity in Summit is owned by BJ Lackland, our CFO. These relationships are discussed in more detail under “Certain Relationships And Related Party Transactions” herein.

The Company’s Business Depends Upon The Maintenance Of Its Proprietary Technology, Which Relies, In Part, On Contractual Provisions To Protect Its Trade Secrets And Proprietary Knowledge.

The Company depends upon its proprietary technology, relying principally upon trade secret and patent law to protect this technology. The Company also regularly enters into confidentiality agreements with key employees, customers, potential customers, and vendors and limits access to and distribution of trade secrets and other proprietary information. However, these measures may not be adequate to prevent misappropriation of its technology. Additionally, its competitors may independently develop technologies substantially equivalent or superior to its technology. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States. The Company is subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights of others.

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

We Are Dependent On Third-Party Suppliers.

Although we believe most of the key components required for the production of our products are currently available in sufficient production quantities from multiple sources, they may not remain so readily available. It is possible that other components required in the future may necessitate custom fabrication in accordance with specifications developed or to be developed by us. Also, in the event we, or our contract manufacturer, as applicable, are unable to develop or acquire components in a timely fashion, our ability to achieve production yields, revenues and net income can be expected to be adversely affected. Additionally, we are dependent on Sanmina-Sci to manufacture our higher volume products. While we believe we would be successful in finding alternative manufacturers should this manufacturer not be available to manufacture our product, it could take substantial time and effort to locate such alternatives and, depending on the timing of the loss of Sanmina-Sci, could result in disruption in delivery schedules, harm to our clients and our reputation and future prospects.

We Are Developing And Commercializing New Energy Saving Technologies And Products Which Will Involve Uncertainty And Risks Related To Product Development And Market Acceptance.

Our success is dependent, to a large degree, upon our ability to fully develop and commercialize our technology and gain industry acceptance of our products based upon our technology and its perceived competitive advantages. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by frequent new product introductions. We anticipate we will incur substantial expense in connection with the development and testing of our proposed products and expect these expenses to result in continuing and significant losses until such time, if ever, that we are able to achieve adequate levels of sales or license revenues.

We Have Expanded Our Marketing Strategy.

Our products have been distributed primarily through OEMs. We are pursuing an expanded distribution strategy designed to reduce our reliance on OEMs. Pursuant to this strategy, we are increasing our direct sales efforts into new markets. Our future growth and profitability will depend upon the successful development of business relationships with additional OEMs, growth in direct sales, and sales through select resellers and reps to penetrate the market with our products.

The Company Currently Depends On A Small Number Of Customers And Expects To Continue To Do So.

The Company currently does business with approximately 20 customers. Of this number, three customers accounted for approximately 84% of our gross revenues in 2007. We are, and may continue to be, dependent upon a small number of customers. Accordingly, the loss of one or more of these customers is likely to have a material adverse effect on our business, financial condition and future operating prospects.

Most Of The Company’s Current And Potential Competitors Have Greater Name Recognition, Financial, Technical And Marketing Resources, And More Extensive Customer Bases And Industry Relationships Than We Do, All Of Which Could Be Leveraged To Gain Market Share To Our Detriment, Particularly In An Environment Of Rapid Technological Change.

Although we believe we have limited competition for our specific technology, we compete against a number of companies for dollars in the electric motor energy savings market, many of which have longer operating histories, established markets and far greater financial, advertising, research and development, manufacturing, marketing, personnel and other resources than we currently have or may reasonably expect to have in the foreseeable future. This competition may have an adverse effect on our ability to expand our operations or operate profitably. The motor control industry is also highly competitive and characterized by rapid technological change. Our future performance will depend in large part upon our ability to become and remain competitive and to develop, manufacture and market acceptable products in these markets. Competitive pressures may necessitate price reductions, which can adversely affect revenues and profits. If we are not competitive in our ongoing research and development efforts, our products may become obsolete, or be priced above competitive levels. However, management believes, based upon their performance and price, our products are attractive to customers. We cannot guarantee that competitors will not introduce comparable or technologically superior products, which are priced more favorably than our products.

Changes In Retail Energy Prices Could Affect Our Business.

We have found that a customer’s decision to purchase a Motor Efficiency Controller, or MEC, (or similar product) is primarily driven by the payback on the investment resulting from the increased energy savings. Although believe that current retail energy prices support an attractive return on investment for our products, the future retail price of electrical energy may not remain at such levels, and price fluctuations reducing energy expense could adversely affect demand for our products.

Loss Of Key Personnel Could Have Significant Adverse Consequences.

We currently depend on the services of Steve Z. Strasser, and BJ Lackland, our Chief Executive Officer and Chief Financial Officer, respectively. The loss of the services of either of these persons could have an adverse effect on our business. As discussed under “Management”, we have entered into long-term employment contracts with Messrs. Strasser and Lackland, but such contracts do not guarantee they will remain with us.

The Company Does Not Have “Key Man” Life Insurance.

The Company presently does not have any key man life insurance policies. As soon as practicable following the commencement of profitable operations (which may never occur), we intend to purchase key man life insurance on the life of our principal executive officer, Steven Strasser. Upon purchase of such insurance, we intend to pay the premiums and be the sole beneficiary. The lack of such insurance may have a material adverse effect upon our business and financial conditions.

Delaware Law Limits The Liability Of Our Directors.

Pursuant to our Certificate of Incorporation, the Company’s directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

Potential Product Liability Claims May Not Be Fully Covered By Insurance.

The Company may be subject to potential product liability claims that could, in the absence of sufficient insurance coverage, have a material adverse impact on us. Presently, we have general liability coverage that includes product liability up to $2,000,000 and umbrella liability up to $4,000,000. Any large product liability suits occurring early in our growth may significantly and adversely affect our ability to expand the market for our products.

RISKS RELATED TO OUR COMMON STOCK AND CAPITAL STRUCTURE

Trading In Our Common Stock Over The Last 12 Months Has Been Limited, So Investors May Not Be Able To Sell As Many Of Their Shares As They Want At Prevailing Prices.

Shares of our common stock are traded on the OTC Bulletin Board. Approximately 94,000 shares were traded on an average daily trading basis for the 12 months ended December 31, 2007. If limited trading in our common stock continues, it may be difficult for stockholders to sell their shares on terms acceptable to them, if at all. Also, the sale of a large block of our common stock could depress the market price to a greater degree than a company that typically has a higher volume of trading of its securities.

The Limited Public Trading Market May Cause Volatility In The Company's Stock Price.

The Company’s common stock is currently traded on the OTC Bulletin Board under the symbol “PEFF”. The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to this volatility. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock.

An Active And Visible Trading Market For Our Common Stock May Not Develop.

We cannot predict whether an active market for our common stock will develop in the future. In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;

•	Market visibility for our common stock may be limited; and

•	Such a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. The trading price of the common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by the Company or its competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

Penny Stock Regulations May Impose Certain Restrictions On Marketability Of The Company's Securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell the Company’s securities and may affect the ability of investors to sell the Company’s securities in the secondary market and the price at which such purchasers can sell any such securities.

Stockholders should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The Company’s management is aware of the abuses that have occurred historically in the penny stock market.

We May Never Pay Cash Dividends On Our Common Stock.

We have not paid or declared any dividends on our common stock and do not anticipate paying or declaring any cash dividends on our common stock in the foreseeable future.

Sales Of Common Stock Under Rule 144 May Adversely Affect The Market Price Of Our Common Stock.

Possible Resales under Rule 144. Of the 40,486,441 shares of the Company’s common stock outstanding on the date of this registration statement, 27,676,701 shares are freely trading in the market place (the “Free Trading Shares”). The Free Trading Shares are comprised mostly of shares (1) originally issued in private offerings of common stock from June through March 2007, that were later registered in the Company’s SB-2 Registration Statements, both declared effective on May 14, 2007 and (2) shares originally issued in transactions exempt from registration under the Securities Act.

The remaining 12,806,740 shares of our common stock outstanding are restricted securities as defined in Rule 144 and under certain circumstances may be resold without registration pursuant to Rule 144. These shares include the 8,320,569 shares held by Summit and Steven Strasser in the aggregate, and 4,486,171 shares held by other directors, insiders and investors.

In addition, the Company had approximately 29,704,968 common stock purchase warrants outstanding and approximately 13,884,896 common stock purchase options outstanding as of the date of this report, including the warrants issued in connection with the offer and sale of the Series B Preferred Stock units. The shares issuable on exercise of the options and warrants may, under certain circumstances, be available for public sale in the open market under this Registration Statement or pursuant to Rule 144, subject to certain limitations.

In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholder (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided we are current in our public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Any substantial sale of the common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company’s shares.

Exercise Of Outstanding Options And Warrants Will Dilute Ownership Of Outstanding Shares.

As of the date of this report, the Company has reserved 71,429 shares of common stock for issuance upon exercise of stock options or similar awards which may be granted pursuant to the 1994 Plan, of which no options are outstanding. Furthermore, we have reserved 20,000,000 shares of our common stock for issuance upon exercise of stock options or similar awards which may be granted pursuant to the 2000 Plan, of which options to purchase an aggregate of 13,884,896 shares are outstanding. The outstanding options under the 2000 Plan have a weighted average exercise price of $0.36. As of the date of this report, we have issued warrants exercisable for 29,704,968 shares of common stock to financial consultants, investors, former employees and other business partners, having a weighted average exercise price of $0.45 and expiring on various dates from October 2009 to January 2013. Exercise of these options and warrants in the future will reduce the percentage of common stock held by the public stockholders. Furthermore, the terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and warrants would exercise them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such options and warrants.

Our Issuance Of “Blank Check” Preferred Stock Could Adversely Affect Our Common Stockholders.

Our Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the relative voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares. Following the creation of the Series B Preferred Stock, there are 10,000,000 shares of “blank check” preferred stock available for designation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements. These statements relate to future events, our future financial performance, growth of our target market and related worldwide markets, future demand for our products, retail electrical energy demand and prices and similar expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continues" or the negative of these terms or other comparable terminology. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on any forward-looking statements as they reflect our management's view only as of the date of this prospectus. We will not update any forward-looking statements to reflect events or circumstances that occur after the date on which such statement is made.

This prospectus contains statistical data that we obtained from industry sources. These sources generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy or completeness of the information. Although we believe that the industry sources are reliable, we have not independently verified their data.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders. If and when the warrants held by Selling Stockholders are exercised, we will receive the proceeds from the exercise of those warrants. If all of these warrants are exercised in full, we will receive approximately $11,000,000, which we intend to use for working capital and other general corporate purposes.

We anticipate we will need at least $250,000 to $300,000 per month to continue our current operations, not including non-cash expenses and payments to certain creditors, including accrued expenses. As discussed in "Risk Factors" above, we will need to make payments toward accrued liabilities out of our cash flow for the foreseeable future. Overall, our satisfaction of our cash requirements depends on our ability to raise money from external financing sources and to generate future sales.

PRICE RANGE OF COMMON STOCK

The Company’s common stock is thinly traded on the National Association of Securities Dealers’ Over the Counter Bulletin Board (“OTCBB”) under the symbol “PEFF”.

The following table sets forth the high and low bid information for quarterly periods in the six month period ended June 30, 2008 and the two twelve month periods ended December 31, 2007 and December 31, 2006.

Six months Ended June 30, 2008	High	Low
January 1, 2008 — March 31, 2008	$0.54	$0.30
April 1, 2008 to June 30, 2008	0.39	0.26

Twelve months Ended December 31, 2007	High	Low
October 1, 2007 — December 31, 2007	$0.70	$0.37
July 1, 2007 — September 30, 2007	0.75	0.20
April 1, 2007 — June 30, 2007	0.26	0.20
January 1, 2007 — March 31, 2007	0.30	0.18

Twelve months Ended December 31, 2006	High	Low
October 1, 2006 — December 31, 2006	$0.40	$0.21
July 1, 2006 — September 30, 2006	0.30	0.18
April 1, 2006 — June 30, 2006	0.43	0.20
January 1, 2006 — March 31, 2006	0.40	0.20

As of August 27, 2008 there were 162 stockholders of record of the Company’s common stock.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock and have no present intention of paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. It is the intention and present policy of our board to retain all earnings to provide for our future growth.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, this discussion includes forward-looking information that involves risks and assumptions which could cause actual results to differ materially from management's expectations. See "Special Note Regarding Forward-Looking Statements" on page 10 of this prospectus.

OVERVIEW

The Company generates revenues from a single business segment: the design, development, marketing and sale of Motor Efficiency Controllers (“MEC”), which are proprietary solid state electrical motor controls designed to reduce energy consumption in alternating current induction motors.

The Company began generating revenues from sales of its patented MEC line of motor controllers in late 1995. As of June 30, 2008, the Company had total stockholders’ equity of $5,687,296 primarily due to (i) the Company’s sale of 140,000 shares of Series B Convertible Preferred Stock in a private offering from October of 2007 through January of 2008, (ii) the Company’s sale of 12,950,016 shares of common stock in a private stock offering from November of 2006 through March of 2007, (iii) the Company’s sale of 14,500,000 shares of common stock in a private stock offering in July and August of 2005, (iv) the Company’s sale of 2,346,233 shares of Series A-1 Convertible Preferred Stock to Summit Energy Ventures, LLC in June of 2002 and (v) the conversion of notes payable of approximately $1,047,000 into 982,504 shares of Series A-1 Convertible Preferred Stock in October of 2003.

RESULTS OF OPERATIONS: FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007.

REVENUES

Total revenues for the three months ended June 30, 2008 were approximately $165,000, compared to $230,000 for the three months ended June 30, 2007, a decrease of $65,000 or 28%.  This decrease is mainly attributable to sales to a local transit authority, for the use on elevators and escalators, which totaled approximately $150,000 during the three months ended June 30, 2007. No such singularly large sales occurred during the three months ended June 30, 2008. This decrease was partially offset by an increase in sales to OEMs during the three months ended June 30, 2008 totaling approximately $109,000, compared to $48,000 for the three month period ending June 30, 2007.

Total revenues for the six months ended June 30, 2008 were approximately $298,000, compared to $267,000 for the six months ended June 30, 2007, an increase of $31,000 or 12%.  This increase is mainly attributable to an increase in sales in the elevator and escalator market segment. Specifically, sales in the first six months of 2008 included approximately $59,000 to major transit facilities, approximately $10,000 to retail facilities and approximately $32,000 to convention centers.

COST OF SALES

Total cost of sales, which includes material, direct labor, overhead, and inventory obsolescence for the three months ended June 30, 2008 were approximately $157,000, compared to $154,000 for the three months ended June 30, 2007, an increase of $3,000 or 2%. As a percentage of sales, total cost of sales increased to approximately 95% of revenue for the three months ended June 30, 2008, compared to approximately 67% of revenue for the three months ended June 30, 2007. The increase in the costs as a percentage of sales was primarily due the Company’s replacement of 40 Platform E MECs with more feature rich and expensive Platform 1 MECs at no additional charge to the customer. This transaction added approximately $22,000 to the Company’s cost of sales for the three months ended June 30, 2008. All of the Platform E MECs returned to the Company were not installed, and were in good working condition. However, with the release of the Company’s new digital line of MECs, we determined that the Platform E units that were returned were obsolete, and therefore did not record the units back into inventory. During the three months ended June 30, 2008, the Company also wrote off the remaining Platform E components held in its inventory. In total, the Company recorded an inventory obsolescence charge of approximately $25,000 for the three months ended June 30, 2008. Excluding the inventory obsolescence charge of $25,000 and the $22,000 charge from replacing Platform E units with Platform 1 units, the Company’s cost of sales was approximately $110,000, or 67% of revenue for the three months ended June 30, 2008.

Total manufacturing cost of sales, which includes material and direct labor and overhead for the six months ended June 30, 2008 were approximately $255,000 compared to approximately $188,000 for the six months ended June 30, 2007, an increase of $67,000 or 36%. As a percentage of sales, total cost of sales increased to approximately 86% for the six months ended June 30, 2008, compared to approximately 71% for the six months ended June 30, 2007. The increase in the costs as a percentage of sales was primarily due to the Company’s replacement of 40 Platform E MECs with Platform 1 MECs, as well as the inventory obsolescence charges, as described above.

GROSS MARGIN

Gross margin for the three months ended June 30, 2008 was approximately $8,000 compared to approximately $76,000 for the three months ended June 30, 2007, a decrease of $68,000 or 89%. This decrease was primarily due to the Company’s replacement of 40 Platform E MECs with Platform 1 MECs, and the inventory obsolescence charges, as described above.

Gross margin for the six months ended June 30, 2008 was approximately $43,000 compared to approximately $78,000 for the six months ended June 30, 2007, a decrease of $35,000 or 45%. This decrease was primarily due to the Company’s replacement of 40 Platform E MECs with Platform 1 MECs, and the inventory obsolescence charge, as described above. This decrease was partially offset by a higher volume of sales during the first six months of 2008 and lower per unit production costs due to the Company bringing the majority of its manufacturing in-house.

OPERATING EXPENSES

Research and Development Expenses

Research and development expenses were approximately $265,000 for the three months ended June 30, 2008, as compared to approximately $138,000 for the three months ended June 30, 2007, an increase of $127,000 or 92%. This increase is mainly attributable to the Company’s continued research and development efforts on its digital controller for both its single-phase and three-phase products. Specifically, the increased costs include additional personnel in the Company’s research and development department, which resulted in higher salaries and related payroll costs, as well as the costs associated with the Company’s research and development center, and new product certification expenses.

Research and development expenses were approximately $426,000 for the six months ended June 30, 2008, as compared to approximately $233,000 for the six months ended June 30, 2007, an increase of $193,000 or 83%. This increase is mainly attributable to the Company’s continued research and development efforts on its digital controller for both its single-phase and three-phase products. Specifically, the increased costs include additional personnel in the Company’s research and development department, which resulted in higher salaries and related payroll costs, as well as the opening of a research and development center, and new product certification expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were approximately $799,000 for the three months ended June 30, 2008, as compared to $621,000 for the three months ended June 30, 2007, an increase of $178,000 or 29%. The increase in selling, general and administrative expenses compared to the prior year was primarily due to an increase in payroll, and payroll related costs, as well as increases in sales travel expenses, marketing, tradeshows and advertising expenses, and sales related legal and consulting expenses. The increases in payroll expenses were due to the growth of the Company’s sales personnel.

Selling, general and administrative expenses were approximately $1,588,000 for the six months ended June 30, 2008, as compared to $1,296,000 for the six months ended June 30, 2007, an increase of $292,000 or 23%. The increase in selling, general and administrative expenses compared to the prior year was primarily due to an increase in payroll, and payroll related costs, as well as increases in sales travel expenses, marketing, tradeshows and advertising expenses, and sales related legal and consulting expenses. The increases in payroll expenses were due to the growth of the Company’s sales personnel.

Financial Condition, Liquidity, and Capital Resources: For the Six Months Ended June 30, 2008 and 2007

Since inception, the Company has financed its operations primarily through the sale of its equity and debt securities and using available bank lines of credit. As of June 30, 2008, the Company had cash of $3,602,868.

Cash used for operating activities for the six months ended June 30, 2008 was $1,629,344, which consisted of: a net loss of $1,935,330; less depreciation and amortization of $33,060, and warrants and options issued in connection with the issuance of debt securities, and to employees and consultants of $389,342; offset by increases in accounts receivable of $23,504, inventory of $86,941, prepaid expenses of $34,922, and deferred rent of $312, and decreases in deposits of $74,039, accounts payable of $43,795, and customer deposits of 1,605.

Cash used for operating activities for the six months ended June 30, 2007 was $1,280,869, which consisted of: a net loss of $1,759,375; less depreciation and amortization of $20,589, amortization of deferred financing costs of $6,737, amortization of debt discount related to the issuance of debt securities of $158,087, and warrants and options issued in connection with the issuance of debt securities and to employees and consultants of $360,503; offset by increases in accounts receivable of $134,783, other accounts receivable of $20,000 and deposits of $4,736, and decreases in inventory of $35,097, prepaid expenses and other assets of $19,222, and accounts payable and accrued expenses of $37,793.

Net cash used for investing activities for the six months ended June 30, 2008 was $114,811. The amount consisted of the purchase of property and equipment of $90,156, and investments in patents of $24,655.

Net cash used for investing activities for the six months ended June 30, 2007 was $44,886. The entire amount consisted of the purchase of property and equipment.

Net cash provided by financing activities for the six months ended June 30, 2008 was $260,645. The entire amount consisted of the net proceeds from the issuance of equity securities.

Net cash provided by financing activities for the six months ended June 30, 2007 was $1,013,685, which consisted of the proceeds from the issuance of equity securities of $1,024,796, offset by repayments of notes payable of $11,111.

The Company expects to experience growth in its operating expenses, particularly in research and development and selling, general and administrative expenses, for the foreseeable future in order to execute its business strategy. As a result, the Company anticipates that operating expenses will constitute a material use of any cash resources.

Although we currently have over 12 months of working capital, management may need to sell additional equity or debt securities in order to continue to finance the Company’s operations. The Company believes it can raise additional funds through private placements of equity or debt. However, there are no assurances that sufficient capital can be raised.

RESULTS OF OPERATIONS: FISCAL YEAR 2007 COMPARED TO FISCAL YEAR 2006

REVENUES

Revenues for the year ended December 31, 2007 were $490,510 compared to $188,811 for the year ended December 31, 2006, an increase of $301,699, or 160%. This increase is mainly attributable to an increase in sales in the elevator and escalator market segment. Specifically, sales increased due to wider acceptance by a number of OEMs, sales to large transit authorities, and acceptance by utilities.

COST OF REVENUES

Cost of revenues for the year ended December 31, 2007 were $340,468 compared to $136,240 for the year ended December 31, 2006, an increase of $204,228 or 150%. As a percentage of product revenues, total costs of product revenues decreased to approximately 69% for the year ended December 31, 2007 compared to approximately 72% for the year ended December 31, 2006. The decrease in the costs as a percentage of product revenues was due to a higher volume of sales in 2007, which resulted in lower per unit production costs, as well as charging higher prices in 2007, which resulted in higher margins.

GROSS MARGIN

Gross margin for the year ended December 31, 2007 was $150,042 compared to $52,571 for the year ended December 31, 2006, an increase of $97,471 or 185%. This increase was primarily due to a higher volume of sales in 2007 and charging higher prices in 2007.

OPERATING EXPENSES

Research and Development Expenses

Research and development expenses were $667,786 for the year ended December 31, 2007 compared to $567,591 for the year ended December 31, 2006, an increase of $100,195 or 18%. This increase is mainly attributable to the Company’s continued research and development efforts on its digital controller for its single-phase and three-phase products, including additional personnel in the Company’s research and development department, which resulted in higher salaries and related payroll costs.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $2,721,284 for the year ended December 31, 2007, compared to $3,118,233 for the year ended December 31, 2006, a decrease of $396,949 or 13%. The decrease in selling, general and administrative expenses over the prior year was due primarily to a decrease in payroll and payroll related costs, including SFAS 123R expenses (see Note 12 to the Financial Statements), and to decreases in financing costs.

Interest expense was approximately $679,306 for the year ended December 31, 2007, as compared to $1,354,195 for the year ended December 31, 2006, a decrease of $674,889 or 50%. The decrease in interest expense is primarily related to non-cash finance charges related to the value of stock warrants issued in connection with debt securities issued by the Company in 2006. These debts securities were paid off in full during 2007, resulting in the elimination of the non-cash charges by the end of 2007. Total non-cash interest expense for the year ended December 31, 2007 was $431,087, compared to $1,109,815 for the year ended December 31, 2006, a decrease of $678,728 or 61%.

Financial Condition, Liquidity, and Capital Resources For the Years Ended December 31, 2007 and December 31, 2006

Since inception, the Company has financed its operations primarily through the sale of its securities. In 2007, the Company received approximately $7,745,000 in gross proceeds from a private placement of its preferred stock, common stock and warrants to purchase common stock, as to which the Company is required to file a registration statement on Form S-1 or other relevant registration statement. Of this amount, $1,850,000 was converted from existing debt securities. Also in 2007, the Company grossed approximately $680,000 in cash from the exercise of warrants. As of December 31, 2007, the Company has received a total of approximately $20,305,000 from public and private offerings of its equity securities, received $300,000 from a bridge note with a stockholder (which was converted into 3,000,000 shares of common stock and 1,500,000 warrants with an additional investment of $300,000 on July 8, 2005), received approximately $445,386 under a bank line of credit (which was repaid during 2002), and received $1,000,000 under a line of credit with a stockholder (which was converted into Series A-1 Preferred Convertible shares during 2003). As of December 31, 2007 the Company had cash of $5,086,378 and has no outstanding debt securities.

Net cash used for operating activities for the year ended December 31, 2007 was $2,850,927 which primarily consisted of: a net loss of $3,891,795, less bad debt expense of $16,934, depreciation and amortization of $47,036, loss on disposal of fixed assets of $3,516, amortization of debt discounts of $419,859, amortization of deferred financing costs of $11,228, deferred rent of $12,063, warrants and options issued in connection with settlements, services from consultants, vendors, the forgiveness of indebtedness, the issuance of debt, and to employees and consultants of $655,392, decreases in inventory of $25,090 and prepaid expenses of $29,173, increases in accounts receivable of $93,994, and deposits of $88,388. These amounts were partially offset by increases in accounts payable and accrued expenses of $1,354, and customer deposits of $1,605.

Net cash used for operating activities for the year ended December 31, 2006 was $2,756,724 which primarily consisted of: a net loss of $5,020,775; less bad debt expense of $11,470, depreciation and amortization of $34,028, loss on disposal of fixed assets of $585, amortization of debt discounts of $1,039,451, amortization of deferred financing costs of $70,364, warrants and options issued in connection with settlements, services from consultants, vendors, the forgiveness of indebtedness, the issuance of debt, and to employees and consultants of $1,074,848, common stock issued for consulting services of $90,000, decreases in accounts receivable of $26,464, and inventory of $14,487, increases in prepaid expenses of $3,206, deposits of $33,875, and restricted cash related to a note payable of $4,688. In addition, these amounts were partially offset by decreases in accounts payable and accrued expenses of $55,454, customer deposits of $5,105 and an increase in accrued salaries and payroll taxes of $4,682.

Net cash used in investing activities for fiscal year 2007 was $92,537, compared to $90,567 in fiscal year 2006.  The amount for 2007 consisted of the purchase of fixed assets of $85,610, and costs related to patent applications of $6,927. The amount for 2006 consisted of the purchase of fixed assets.

Net cash provided by financing activities for fiscal year 2007 was $6,336,258 which consisted of proceeds from the issuance of equity securities, net of costs, of $8,347,369. This amount was offset by payments on notes payable of $2,011,111.

Net cash provided by financing activities for fiscal year 2006 was $3,531,755 which primarily consisted of proceeds from the issuance of equity securities, net of costs, of $3,180,000, proceeds from the issuance of debt securities of $2,000,000 and proceeds from a line of credit of $1,500,000. These amounts were offset by payments on notes payable of $1,648,245 and payments on a line of credit of $1,500,000.

The Company expects to increase its operating expenses, particularly in research and development and selling, general and administrative expenses, for the foreseeable future in order to execute its business strategy. As a result, the Company anticipates that operating expenses will constitute a material use of any cash resources.

Cash Requirements and Need for Additional Funds

The Company anticipates a substantial need for cash to fund its working capital requirements. It is the opinion of management that approximately $3.0 - $3.6 million will be required to cover operating expenses, including, but not limited to, marketing, sales, research and operations during the next twelve months. Although we currently have over 12 months of working capital, we may nevertheless need to issue additional debt or equity securities to raise required funds. If the Company is unable to obtain funding on reasonable terms or finance its needs through current operations, the Company will be forced to restructure, file for bankruptcy or cease operations.

Recent Accounting Pronouncements

See “Note 2 - Summary of Significant Accounting Policies” to the Financial Statements for an explanation of recent accounting pronouncements impacting the Company.

BUSINESS

General Background

We design, develop and market energy efficiency technologies and products for electric motors. Until recently these products were called the “Power Genius(TM)”. We recently re-branded the product as the "MEC". Our new digital technology is called “E-SAVE Technology(TM)”. Our products reduce the amount of power consumed by lightly loaded alternating current induction motors that operate at a constant speed. Utilizing patented improvements upon NASA-developed motor diagnostic technologies, our products provide energy cost savings to the user of as much as 35%. We market our products directly under the brand name MEC, and through other companies under names such as Power Commander(R) and EcoStart(TM). These companies include the leading elevator/escalator manufacturers in the world, such as Otis Elevator Co (a division of United Technologies) and KONE, Inc.

Description of Business

(a)	Business Development

Formation

Power Efficiency Corporation was incorporated in Delaware on October 19, 1994. From inception through 1997, the Company was a development stage entity engaged in the design, development, marketing and sale of proprietary solid state electrical components designed to reduce energy consumption in alternating current induction motors.

(b)	Business of the Company

The Company’s Principal Products and Technology

In the late 1990s, the Company commenced the sale of its principal and proprietary product that reduces energy consumption in alternating current induction motors in certain applications. This product has been known by several names, including the Power Commander(R) and Power Genius. Going forward, the company has chosen to call its product MEC.

The Company has developed patented and patent-pending technologies for effectively controlling the energy usage of an electric motor. The Company’s first United States Patent was granted in 1998. Over the past two years, the Company has undertaken extensive study and computer modeling of motors and their energy use, and has developed digital technologies for its controllers. In the process, the Company has discovered what it believes are significant innovations and has completed numerous patent filings around these new inventions. The Company has branded these collective patented and patent pending technologies as E-SAVE Technology(TM) and has filed for a trademark on this name.

The Company has developed technologies and products for use on three phase and single phase motors. Three phase motors are generally found in industrial and commercial buildings for larger applications than single phase motors.

The Company’s marketing efforts have been initially focused on the three-phase version. The Company’s three phase MEC is designed to provide a soft start for the motor, bringing it gradually from rest to full speed, and save energy when the motor is at full speed but is less than fully loaded

We believe the MEC is unique, in part, because of its energy savings capabilities. The product reduces energy consumption in electric motors by electronically sensing and controlling the amount of energy the motor consumes. A motor with an MEC installed only uses the energy it needs to perform its work task, thereby increasing its efficiency. The result is a reduction of energy consumption of up to 35% in applications that do not always run at peak load levels.

The Company’s management believes its Motor Efficiency Controllers offer certain advantages over competing products for the following reasons:

•
Motor and Equipment Life: The MEC extends motor life by reducing the stress and strain on the motor and surrounding equipment, and reduces the amperage to the motor, which results in cooler running temperatures.

•
Successful Utility and Customer Tests: The MEC has been successfully tested by numerous electric utilities and customers. For example, Paragon Consulting Services, a contractor for Nevada Power Company, the electric utility for southern Nevada, performed 8 field tests on escalators and one on an elevator in major Las Vegas casinos. The tests resulted in average energy savings of over 30% on the escalators and 20% on the elevator.

•
Utility Incentive Financing: The product has qualified for rebate incentive financing, most frequently called “rebates”, from many electric utilities. This financing is generally paid to the end user of the MEC as an incentive to invest in energy saving products. As such, this financing effectively decreases the cost of the Company’s MEC for end users. The utilities that have approved the Company’s products for incentive financing include: Nevada Power Company, the Los Angeles Department of Water and Power, Sierra Pacific Power, Southern California Edison, the New York Power Authority, Excel Energy, Sacramento Municipal Utility District and San Diego Gas and Electric.

•
Acceptance by Original Equipment Manufacturers: The Company’s products have been approved and installed by numerous original equipment manufacturers (“OEMs”) in the escalator and granulator industries.

Three-Phase MEC

The Company initially focused its marketing efforts for the three-phase MEC in the elevator and escalator industry, although the Company is also actively marketing this product to other industries such as recycling, mining, plastics and manufacturing. Industries that operate equipment such as conveyor systems, crushing equipment, stamping presses, granulators, grinders, shredders and other motor driven equipment with varying loads, are believed to be viable target markets for the three-phase MEC. The Company is seeking to target markets with appropriate applications and market access, using direct sales, OEMs and select resellers and representatives to address these markets.

Single-Phase Product

Like the Company’s three-phase product described above, the Company’s single-phase product reduces energy consumption in electric motors by sensing and controlling the amount of energy the motor consumes. Many motors commonly used in home appliances and other consumer goods are single-phase AC motors. Since the single-phase product is much smaller, has a much lower price point and can be incorporated directly into a broad variety of applications, the Company believes it is a product most suitable for installation at the OEM level.

Product Development

The Company has devoted significant time and resources in the past several years toward developing “digital” versions of its three-phase and single-phase products. Through this process, the Company has transformed its technology so its key technological breakthroughs are primarily incorporated in algorithm and software on a microchip. The Company believes the digital versions of its products have several distinct advantages over the older analog versions, including:

•
Increased ease of installation and reduced technical support requirements. For example, instead of approximated and manual adjustments during installation, which can require technical support from the Company, the digitized unit will allow more simplified and precise adjustments by customers and third party installers.

•	Reduced product size, which is important for many installations.
•	Input-output communications capabilities, so the device can communicate with external control systems.
•	Increased functionality. The Company expects to be able to add new functionality to the products. These new functions may include such things as:

o	Recording and reporting of actual energy savings;
o	Prediction of maintenance problems by reading and reporting on changes in the motor’s operating characteristics; and
o	More secure intellectual property protection through the use of secured chips and software.

Marketing and Sales

The Company’s marketing efforts have historically been concentrated in the elevator and escalator industry, primarily to OEMs of elevator and escalator equipment and end users that own this equipment. The Company is also focused on the mining and aggregate industry and the plastics industry. End users of the Company’s products include retail chains, hotels, airports, transit systems and mining and manufacturing companies.

The Company sells products primarily through direct sales and with OEM resellers. The Company is currently focused on penetrating markets through direct sales. Once market penetration and traction is achieved, the Company will then work with OEMs and other resellers to achieve higher volume sales. The Company’s longer term goal is to be a high value supplier of technologies, with numerous OEMs and other resellers engaged with high volume sales and/or licensing agreements.

Manufacturing and Distribution

The Company’s products are manufactured internally and by a multi-billion dollar global contract manufacturer, Sanmina SCI (“Sanmina”). The Company’s strategy is to manufacture internally products that sell at lower volumes, such as MECs for very large motors, and to have Sanmina manufacture higher volume products, such as smaller units and circuit boards. The Company believes this strategy allows for high quality production, cost efficiencies, and the capability to rapidly increase production volumes. Management believes this strategy has the ability to meet the Company’s production needs and the Company would be successful in finding alternative manufacturers should Sanmina not be available to manufacture our product.

Competition

Power Efficiency believes the principal competitive factors in the Company’s markets include innovative product development, return on investment from energy savings, product quality, product performance, utility rebate acceptance, established customer relationships, name recognition, distribution and price.

Three-Phase Competition. The Company’s three phase MEC’s principal capabilities include being a motor starter, providing a soft start for the motor, and reducing the motor’s electricity consumption once the motor is at full speed. The Company believes its products are unique primarily because of the last capability - energy savings.

The first two capabilities are commonly found in existing motor control products. There are billions of dollars of motor starters and soft starts sold every year. These products are typically manufactured and marketed by large motor control companies, many of which have longer operating histories, established markets and far greater financial, advertising, research and development, manufacturing, marketing, personnel and other resources than the Company currently has or may reasonably be expected to have in the foreseeable future. This competition may have an adverse effect on the ability of the Company to commence and expand its operations or operate in a profitable manner.

There are also several small companies that reportedly make products that combine motor starting, soft starting and energy savings. The Company is unaware of any large company that makes a product of this nature. Although the Company has not completed any formal market study, the Company believes its three-phase MEC has the following competitive advantages over other products:

•
It combines soft start features with energy savings features in a single integrated unit that is CSA and CE certified and achieves energy savings levels of up to 15% to 35% in independent, third party testing;

•	Its circuitry is proprietary, protected by one patent. Numerous other patent filings on new innovations are pending approval of the U.S. Patent and Trademark Office;
•	It has been tested extensively by utilities with documented energy savings and approval for incentive financing rebates;
•	It is accepted by OEMs in the escalator and granulator industries.

Single-Phase Competition.  There have been several companies that have, with different technologies, attempted to exploit this market due to the enormous opportunity in single-phase motor applications. These products include among others, “Green Plug” (voltage clamping), “Power Planner” (digital microchip) and “Econelectric” (power factor control). The Company has made numerous innovations in the past two years it believes overcome many of the problems with these and the Company’s earlier designs. The Company has filed for patents on these innovations and has a well developed prototype that it has successfully tested on various single phase motors and applications.

High Efficiency Motors.  Motors are rated by their efficiency at full load. However, when motors, including “high efficiency motors” are lightly loaded, they become very inefficient. Management believes that the energy savings gain attributable to high efficiency motors is materially lower than that of its MEC on underloaded motor applications. Furthermore, the Company’s products are able to save energy on underloaded high efficiency motors, so that such motors and the Company’s technology are not mutually exclusive.

Source of Supply and Availability of Raw Materials

The MEC has been designed to use standard, off-the-shelf, easily acquired components, except for the custom made circuit boards. Such off-the-shelf components are basic items readily available worldwide at competitive prices. They come in standard and miniature versions and offer the Company latitude in product design and production. Although the Company believes most of the key components required for the production of its products are currently available in sufficient production quantities from multiple sources, there can be no assurance they will remain so readily available or at comparable prices.

Customers

The Company currently does business with approximately 20 customers. Of this number, three customers presently account for approximately 84% of the Company’s gross revenues. These customers and their respective gross revenue percentages are KONE, Inc. - 41%; Los Angeles Metropolitan Transit Authority - 32%; and Matrix Energy Services, Inc. - 11%. In light of the Company’s intentions to focus its business on a limited number of markets, the Company is, and may continue to be, dependent upon a limited number of customers. Accordingly, the loss of one or more of these customers may have a material adverse effect upon the Company’s business.

Patents and Proprietary Rights

The Company currently relies on a combination of trade secrets, non-disclosure agreements and patent protection to establish and protect its proprietary rights in its products. There can be no assurance these mechanisms will provide the Company with any competitive advantages. Furthermore, there can be no assurance others will not independently develop similar technologies, or duplicate or “reverse engineer” the proprietary aspects of the Company’s technology.

The Company has one U.S. patent issued with respect to its products. The “Balanced and Synchronized Phase Detector for an AC Induction Motor Controller,” No. 5,821,726, was issued on October 13, 1998 and expires in 2017. This patent covers improvements to the technology under the NASA License Agreement (described below), which were developed by the Company. Management believes this patent protects the Company’s intellectual property position beyond the expiration of the NASA License Agreement.

The Company has obtained U.S. Trademark registration of the Power Commander(R) mark and has filed for a trademark on E-Save Technology(TM).

The Company has filed five provisional patents and one utility patent on new inventions associated with the development of its digital products. The Company anticipates filing additional utility patents in the coming months. In addition, the Company is continually making improvements to its products and technologies, and anticipates making additional patent filings on new inventions when warranted.

NASA License Agreement

The Company had been the exclusive United States licensee of certain power factor controller technology owned by the United States of America, as represented by NASA. This license agreement covered the United States and its territories and possessions and did not require the Company to pay royalties to NASA in connection with the Company’s sale of products employing technology utilizing the licensed patents. The Company’s rights under the license agreement were non-transferable and were not to be sublicensed without NASA’s consent. The license agreement terminated on December 16, 2002 upon expiration of all of the licensed patents.

The Company believes its products and other proprietary rights do not infringe any proprietary rights possessed by third parties. There can be no assurance, however, that third parties will not assert infringement claims in the future, the defense costs of which could be substantial.

Government Regulation

The Company is not required to be certified by any government agencies. However, most of the Company’s products are manufactured to comply with specific codes that meet industry accepted safety standards. Presently, many of the Company’s products comply with UL 508 Industrial Control Equipment and the Company has also received certification meeting CSA B44.1/ASME-17.5 Elevator and Escalator Electrical Equipment for many of the Company’s products. Many of the Company’s products are also CE marked. The Department of Commerce does not require the Company’s technology to be certified for export. The Company’s industrial code is 421610 and the SIC code is 5063.

Deregulation of Electrical Energy

Sales of the Company’s product are not dependent on deregulation of the electrical energy market as the Company’s product can be sold in regulated and deregulated markets.

Research and Development

The Company intends to continue its research and development effort to introduce new products based on its energy saving technology. Towards this end, the Company spent $667,786 and $567,591 in fiscal years 2007 and 2006, respectively, on research and development activities, virtually none of which was borne by customers. A major focus of the Company’s foreseeable research and development activities will be on completing larger versions of the digital MEC. The Company also anticipates the possibility of working with OEMs that make or purchase motor control equipment, in order to develop products with features or specifications they require.

Effect of Environmental Regulations

The Company is not aware of any federal, state or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment with which compliance by the Company has had, or is expected to have, a material effect upon the capital expenditures, earnings, or competitive position of the Company.

Employees

At the date of this prospectus, the Company employs eighteen people on a full time basis. Of this number, one is engaged in accounting and finance, three in operations and general management, eight in sales and marketing, and six in product research and development, engineering and manufacturing. At such time as business conditions dictate, the Company may hire additional personnel for various positions, as and when needed. The Company has no collective bargaining agreements and considers its relationship with its employees to be good. The Company utilizes consultants in the areas of marketing, product and technology development and finance on a regular basis.

(c)	Reports to Security Holders

The Company is a smaller reporting company, and as such files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q under the scaled disclosure requirements and Current Reports on Form 8-K on a regular basis with the SEC.

The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Description of Property

The Company’s corporate office space is located at 3960 Howard Hughes Pkwy, Suite 460, Las Vegas, Nevada 89169. The office lease calls for rent of $11,292 per month, plus annual increases equal to 3%, through the end of the lease term in February 2011.

The Company leases office space at 6380 South Valley View Blvd., Suite 412, Las Vegas, Nevada 89118. The lease calls for rent of $1,995 plus common area maintenance charges, per month, through the end of the lease term in August 2010. This space is used primarily for research and development.

The Company leases office space at 6380 South Valley View Blvd., Suite 402, Las Vegas, Nevada 89118. The lease calls for rent of $1,605 plus common area maintenance charges, per month, through the end of the lease term in August 2010. This space is used primarily for manufacturing and warehousing.

Legal Proceedings

We are not presently involved in any litigation.

MANAGEMENT

INFORMATION ABOUT THE COMPANY'S EXECUTIVE OFFICERS AND DIRECTORS

The following table lists the current executive officers and directors and, in the case of directors, their length of service on the board. Each director is elected to hold office for a term expiring at the first annual meeting of stockholders held following such director's election and until his successor has been elected and qualified, or until his prior resignation or removal. All of the Company's current directors were either appointed by the plurality of votes cast by the holders of our common stock present, or represented, at the last Annual Meeting of the Stockholders in June, 2007, or elected by the board.

Name	Age	Director Since	Position
Steven Z. Strasser	60	2002	Chairman, Chief Executive Officer
John (BJ) Lackland	37	2002	Director, Chief Financial Officer, and Secretary
Raymond J. Skiptunis	65	2002	Director, Chairman of the Audit Committee
George Boyadjieff	69	2006	Director, Senior Technical Advisor
Douglas M. Dunn	65	2006	Director
Richard Morgan	62	2007	Director
Gary Rado	68	2005	Director

Steven Strasser - Chairman and Chief Executive Officer. Prior to becoming the Company’s CEO in October 2004, Mr. Strasser was the Managing Director, founder and majority owner of Summit Energy Ventures LLC, currently the largest shareholder in Power Efficiency Corporation. Summit is a private equity firm focused on investments in companies with energy efficiency technologies. At Summit, Mr. Strasser spent four years, from 2001 through 2005, evaluating and investing in energy technology companies and serving on the boards of portfolio companies. Mr. Strasser has been a director since August 2002.

From 1984 through 2000, Mr. Strasser was the founder and CEO of Northwest Power Enterprises. Over its seventeen-year history, Northwest Power Enterprises and its predecessor companies were involved in multiple aspects of the energy development business.  Mr. Strasser received law degrees from McGill University, Montreal, Canada and the University of Washington, Seattle, Washington.

John (BJ) Lackland - Director, Chief Financial Officer, and Secretary. Mr. Lackland became the Company’s CFO in October 2004. Mr. Lackland has been the Vice President and Director Summit Energy Ventures since 2001, a private equity firm that is the largest shareholder in Power Efficiency Corporation. Summit focuses on investments in companies with energy efficiency technologies. At Summit, Mr. Lackland evaluated and invested in energy technology companies and served on the boards of portfolio companies. Prior to joining Summit, Mr. Lackland was the Director of Strategic Relations at Encompass Globalization, where he was in charge of strategic alliances and mergers and acquisitions. Prior to Encompass, he was the Director of Strategic Planning and Corporate Development at an Internet business development consulting company, where he was in charge of strategic planning and investor relations. Mr. Lackland has been an independent consultant to Fortune 1,000 companies and startups. Mr. Lackland also worked at The National Bureau of Asian Research, an internationally acclaimed research company focusing on U.S. policy toward Asia, where he led economic and political research projects for Microsoft, Dell, Compaq and U.S. government agencies. Mr. Lackland has been a director since August 2002.

Mr. Lackland earned an M.B.A. from the University of Washington Business School, an M.A. in International Studies (Asian Studies) from the University of Washington’s Jackson School of International Studies, and a B.A. in Politics, Philosophy and Economics from Claremont McKenna College.

Raymond J. Skiptunis - Mr. Skiptunis was a director at TAG Entertainment, a movie production company from 2004 until January, 2007. Until September 2006, Mr. Skiptunis also served as an executive consultant at TAG Entertainment, from 2004. Prior to TAG Entertainment, Mr. Skiptunis was a self employed business consultant from 2003 to 2005. From November of 2001 through October of 2003, Mr. Skiptunis worked with the Company in various capacities, including consultant, CFO and interim CEO. From 1990 to 1996, Mr. Skiptunis served as Vice Chairman and CEO of Teamstaff, Inc., a professional employer organization. Prior to his time with Teamstaff, Inc., Mr. Skiptunis was the Chairman and President of Venray Management Corp, a venture capital firm, from 1983 to 1990, and the Vice President, CFO and a board member of Biosearch Medical Products from 1978 to 1983. Mr. Skiptunis earned a Bachelor of Science in Accounting from Rutgers University.

George Boyadjieff — Director and Senior Technical Advisor. Mr. Boyadjieff has been a director of the Company since May 2006, and Senior Technical Advisor of the Company since April 2005. Mr. Boyadjieff is the retired CEO of the former Varco International, a New York Stock Exchange traded oil service company with over $1.3 billion in annual revenues at the time of Mr. Boyadjieff’s retirement. Varco has recently merged with National Oil Well to become National Oil Well Varco (NOV). Mr. Boyadjieff joined Varco in 1969 as Chief Engineer and was appointed CEO in 1991. Currently Mr. Boyadjieff is a director of Southwall Technologies, a Silicon Valley hi-tech firm. Mr. Boyadjieff joined Southwall in December 2004.

Mr. Boyadjieff holds over 50 US patents related to oil and gas well drilling equipment. Mr. Boyadjieff holds BS and MS degrees in Mechanical Engineering from the University of California at Berkeley and is a graduate of the University of California at Irvine executive program.

Dr. Douglas Dunn — Dr. Dunn has had an extensive career in research, business and academic leadership. Dr. Dunn served as dean of Carnegie Mellon University's Graduate School of Industrial Administration (now the Tepper School of Business) from July 1996 through June 2002, after which he retired. He began his career AT&T Bell Laboratories, and his corporate experienced culminated in senior positions as a corporate officer leading Federal Regulatory Matters, Regional Government Affairs, and Visual Communications and Multimedia Strategy for AT&T. Dr. Dunn is a board member of Universal Stainless & Alloy Products, Inc. (NasdaqNM: USAP) and Solutions Consulting, a technology consulting firm, which is wholly owned by Perot Systems, Inc. He holds a Ph.D. in business from the University of Michigan, an MS in industrial management and a BS in physics from the Georgia Institute of Technology.

Richard Morgan - Mr. Morgan is currently of counsel to the law firm of Lionel, Sawyer & Collins, and is the Dean Emeritus and a former Professor of Law at the William S. Boyd School of Law at the University of Nevada, Las Vegas, a position he held from September 1, 1997 through June 30, 2007. Mr. Morgan is an experienced legal educator, having served as dean at both the Arizona State University College of Law and the University of Wyoming College of Law. Mr. Morgan earned his B.A. in Political Science at the University of California, Berkeley in 1967. In 1971 he received his J.D. from UCLA, where he was an editor of the UCLA Law Review. He practiced with the Los Angeles law firm of Nossaman, Krueger & Marsh in the corporate/securities areas from 1971 to 1980. He was a professor at the Arizona State University College of Law from 1980 to 1987 and served as associate dean from 1983 to 1987. He was dean at the University of Wyoming College of Law from 1987 to 1990 and returned to the Arizona State University College of Law in 1990, where he served as dean and professor of law until 1997. He currently serves as chair of the ABA Standards Review Committee.

Gary Rado -Mr. Rado retired in 2002 after being the President of Casio Inc. USA. Before joining Casio Inc. in 1996, Mr. Rado was with Texas Instruments Inc. for 21 years. He moved from District Sales Manager to Area Sales Manager to National Sales Manager of the Consumer Products Division. This division was responsible for home computer, calculator and educational products such as Speak and Spell. Mr. Rado was then promoted to Division Manager of Consumer Products worldwide and VP of marketing and sales. He ran the division for 7 years, with two years of running the division while based in Europe. Mr. Rado earned a Bachelors of Science in Business Administration from Concord College in 1963.

Significant Employees

In addition to Mr. Strasser, and Mr. Lackland, we have two significant employees, Brian Taylor, and Brian Chan. Below is biographical information for these two employees.

Brian Taylor - Vice President Product Management. Prior to joining Power Efficiency Corporation, Mr. Taylor was a Business Manager for Standard Drives at Rockwell Automation and was responsible for the $360 million global standard drives business. In Mr. Taylor’s 19 years with Rockwell Automation, he held various positions of increasing responsibility, including management positions in Rockwell Automation’s Industrial Controls and Presence Sensing Businesses. Mr. Taylor started his career with Rockwell Automation in 1988 as a software engineer. Mr. Taylor earned a bachelor’s degree in Computer Engineering from Case Western Reserve University and a MBA from Northeastern University.

Brian Chan - Treasurer & Controller . Before joining Power Efficiency Corporation, Mr. Chan was a staff accountant at Johnson Jacobson Wilcox, a Las Vegas CPA firm specializing in privately held construction and real estate companies. Prior to Johnson Jacobson Wilcox, Mr. Chan was a staff accountant at Kafoury, Armstrong and Company, a Las Vegas CPA firm that mainly serviced non-profit and governmental entities. Mr. Chan began his career with Smith, Lange and Phillips, a prominent San Francisco CPA firm, where he worked with a variety of small business and high net worth individuals. Mr. Chan is a licensed CPA in California (inactive), and has a Bachelor of Arts in Business Economics with an emphasis in Accounting from U.C. Santa Barbara.

Director Independence

Although our securities are not currently quoted on American Stock Exchange, for purposes of assessing director independence, the Board of Directors uses the definition of “independence” contained in current Section 121(A) of the American Stock Exchange (“AMEX”) Constitution and Rules. Our board has reviewed all relationships between the Company and members of the board and affirmatively has determined that all directors are independent except Messrs. Strasser, Lackland and Boyadjieff, who are employed by the Company. In addition, each of the members of the audit committee meets the heightened criteria for independence applicable to members of audit committees under AMEX listing standards.

Board of Directors and Committees of the Board

Our business affairs are conducted under the direction of our Board of Directors. The role of our Board of Directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible ethical manner. Our Board of Directors has two standing committees, an audit committee and a compensation committee.

Our Board of Directors met seven times in 2007 and fourteen times in 2006. None of the current directors missed more than three meetings during the period for which they have been a director and the meetings held by committees of the Board of Directors on which they serve.

We do not have a policy that requires directors to attend our annual meeting of stockholders. However, all directors attended the 2007 Meeting of Stockholders on June 8, 2007.

Audit Committee

Our Audit Committee acts pursuant to our Audit Committee charter, last amended July, 2006.

Raymond Skiptunis, Douglas Dunn and Gary Rado currently serve as our audit committee. Messrs. Skiptunis, Dunn and Rado are each independent directors as required by Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A(3)(b)(1) of the Securities Exchange Act of 1934 and Section 121(A) of the American Stock Exchange Constitution and Rules. Raymond Skiptunis, the Chairman of our audit committee, qualifies as a financial expert. Our audit committee, among other things:

•	selects the independent auditors, considering independence and effectiveness;

•	discusses the scope and results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results;

•	considers the adequacy of our internal accounting controls and audit procedures;

•	reviews and approves all audit and non-audit services to be performed by the independent auditors; and

•	administers the whistleblower policy.

Our independent auditors are responsible for auditing our financial statements and management’s assessment of internal control over financial reporting and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, the fairness of management’s assessment of our internal control over financial reporting, and the effectiveness of our internal control over financial reporting. As such, the audit committee has the sole and direct responsibility to appoint, oversee and review these processes; as well as the responsibility to appoint, evaluate and retain our independent auditors.

Compensation Committee

Raymond Skiptunis and Douglas Dunn currently function as our compensation committee. Messrs. Skiptunis and Dunn are independent directors as required by SEC Rules and as defined in Section 121(A) of the American Stock Exchange Constitution and Rules. Our compensation committee, among other things:

•	recommends to the Board of Directors the compensation level of the executive officers;

•	reviews and makes recommendations to our Board of Directors with respect to our equity incentive plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Committee Interlocks and Insider Participation

None of our executive officers currently serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

CODE OF ETHICS

The Company has not adopted a code of ethics. The Company has been focused on developing technology, generating sales and raising capital to support operations and consequently has not focused on adopting a code of ethics. In early 2006, the Company developed and implemented an official Employee Manual that requires ethical behavior from its employees, and defines the consequences of unethical behavior by its employees.

Executive Compensation

The following table summarizes compensation information for the last two fiscal years for (i) Mr. Steven Z. Strasser, our Principal Executive Officer and (ii) John (BJ) Lackland, our Principal Financial Officer, who were serving as executive officers at the end of the fiscal year and who we refer to collectively, the Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Z. Strasser(1)	2007	$297,172	-	-	-	-	-	-	$297,172
Chairman and Chief	2006	$288,750	-	-	-	-	-	-	$288,750
Executive Officer

John (BJ) Lackland (2)	2007	$189,109	-	-	-	-	-	-	$189,109
Director and Chief	2006	$183,750	-	-	-	-	-	-	$183,750
Financial Officer			-	-	-	-	-	-	-

Narrative Disclosure to Summary Compensation Table

During 2004, we hired the following officers: Steven Strasser, Chief Executive Officer, and John (BJ) Lackland, Chief Financial Officer. These two individuals comprise our current executive officers. Effective June 1, 2005, the Company entered into employment agreements with the above officers. The term of each agreement is five years. In the event of a defined change in control of the Company, each agreement will provide for accelerated vesting of stock options and a cash severance payment equal to 2.99 times the executive's then current salary and previous year's bonus.

The following table sets forth the material financial terms of the agreements for each of our executives as of December 31, 2007:

Name	Salary (1)	Bonus(4)	Common Stock Options(5)
Steven Strasser	$275,000(2)		3,000,000
BJ Lackland	$175,000(3)		1,800,000
_________________

(1)	To be increased annually by at least 5% of base salary.

(2)
First year's salary to be paid $60,000 in cash and options to purchase 1,612,500 shares of Common Stock at an average exercise price equal to $0.21 per share in lieu of remaining cash vesting quarterly over one year.

(3)
First year's salary to be paid $120,000 in cash and options to purchase 412,500 shares of Common Stock at an exercise price equal to $0.20 per share in lieu of remaining cash vesting quarterly over one year.

(4)	At the Board's discretion.

(5)	Vesting evenly and quarterly beginning on August 31, 2005 and ending on May 28, 2010.

Outstanding equity awards

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Steven Strasser	1,590,972	971,817	-	$0.22	5/31/2010	-	-	-	-
	1,521,588	518,183	-	$0.20	5/31/2015	-	-	-	-
	600,000	-	-	$0.65	11/28/2015	-	-	-	-

BJ Lackland	1,252,500	960,000	-	$0.20	5/31/2015	-	-	-	-
	375,000	-	-	$0.65	11/28/2015	-	-	-	-

Stock Option Plan Narrative Disclosure

As of December 31, 2007, we had an aggregate of 14,309,896 shares of common stock available for issuance under our stock option plans. The following is a description of our plans.

2000 Stock Option and Restricted Stock Plan, or the 2000 Plan

The 2000 Plan was adopted by our Board of Directors and our stockholders in 2000. On June 8, 2007, the 2000 Plan was amended and restated. As of December 31, 2007, no restricted shares of common stock have been issued, and 100,000 of the outstanding options to purchase shares of our common stock have been exercised pursuant to the 2000 Plan. There are 14,309,896 options outstanding under the 2000 Plan as of December 31, 2007.

Share Reserve. Under the 2000 Plan, we have initially reserved for issuance an aggregate of 20,000,000 shares of common stock.

Objectives. The purpose of the 2000 Plan is to advance the interests of the Company and its stockholders by encouraging and facilitating ownership of the Company’s common stock by persons performing services for the Company in order to enhance the ability of the Company to attract, retain and reward such persons and motivate them to contribute to the growth and profitability of the Company.

Administration. The 2000 Plan is administered by the Board of Directors. The stock option awards qualify as "performance-based-compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code, with two or more outside directors within the meaning of Section 162(m) of the Code. The Board of Directors has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise.

Eligibility. Awards under the 2000 Plan may be granted to any of our employees, directors or consultants or those of our affiliates.

Options. With respect to non-statutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and incentive stock options, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards. The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria. The criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant. The administrator will determine the level of achievement of performance criteria. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

Tax Consequences. An employee or director will not recognize income on the awarding of incentive stock options and nonstatutory options under the Plan. An optionee will recognize ordinary income as the result of the exercise of a nonstatutory stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. The employee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of:

(i)	two years from the date of award of the option, or

(ii)	one year from the date of exercise.

If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term capital gain. Exercise of an option with previously owned stock is not a taxable disposition of such stock. An employee generally must include in alternative minimum taxable income the amount by which the price such employee paid for an incentive stock option is exceeded by the option’s fair market value at the time his or her rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture.

Adjustments upon Merger or Change in Control. The 2000 Plan provides that in the event of a merger with or into another corporation or a "change in control," including the sale of all or substantially all of our assets, and certain other events, our Board of Directors (or a committee of the Board of Directors) may, in its discretion, provide for some or all of:

•	assumption or substitution of, or adjustment to, each outstanding award;

•	acceleration of the vesting of options and stock appreciation rights;

•	termination of any restrictions on stock awards or cash awards; or

•	cancellation of awards in exchange for a cash payment to the participant.

Amendment and Termination. The Board of Directors has the authority to amend, alter or discontinue the 2000 Plan, subject to the approval of the stockholders, but no amendment will impair the rights of any award, unless mutually agreed to between the participant and the administrator.

Compensation of Directors Summary Table

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Raymond J. Skiptunis	$12,000	-	$40,200	-	-	-	$52,200
George Boyadjieff	-	-	$26,800	-	-	-	$26,800
Douglas M. Dunn	-	-	$26,800	-	-	-	$26,800
Richard Morgan	-	-	$26,800	-	-	-	$26,800
Gary Rado	-	-	$26,800	-	-	-	$26,800

Narrative to Director Compensation

In January 2007, non-employee directors received options to purchase 100,000 shares of common stock per year for their board service, pro-rated for the quarters in the year they served. Employee directors do not receive compensation for serving on the Board of Directors. The Chairman of the Audit Committee receives an additional 50,000 options per year, pro-rated for the quarters in the year he served, and $1,000 per month. The remaining members of the audit committee receive an additional 25,000 options per year, pro-rated for the quarters in the year they served. Depending on the anticipated workload and organization, the Board of Directors may elect to increase the compensation for committee members and/or all non-executive board members.

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that our certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director including breaches resulting from negligent or grossly negligent behavior except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our or our stockholders' ability to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

In addition, our certificate of incorporation and bylaws provide that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all directors and officers who we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We have entered into indemnification agreements with our directors and officers consistent with indemnification to the fullest extent permitted under the DGCL.

We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

Insofar as indemnification for liabilities arising under the Securities Act, our directors and officers, and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth information as to our shares of common stock beneficially owned as of August 27, 2008 by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table and (iv) all of our directors and executive officers as a group.

	Name and Address of		Percent of
Title of Class	Beneficial Owner(1)	Shares Owned	Shares Owned(10)
Common Stock	Steven Strasser, CEO, Chairman of the Board	19,617,169(2)	38.12%
Common Stock	John (BJ) Lackland, CFO, Director	2,060,500(3)	4.87%
Common Stock	Raymond J. Skiptunis, Director	471,039(4)	1.15%
Common Stock	Gary Rado, Director	587,500(5)	1.43%
Common Stock	George Boyadjieff, Director	2,775,000(6)	6.58%
Common Stock	Douglas Dunn, Director	387,500(7)	Less than 1%
Common Stock	Richard Morgan, Director	150,000(8)	Less than 1%
Common Stock	Summit Energy Ventures, LLC	8,803,901(2)	20.76%
Common Stock	Sarkowsky Family L.P.	7,136,981	16.14%
Common Stock	Ron Boyer	8,935,769	18.77%
Common Stock	Michael J. Goldfarb Enterprises LLC	2,300,001	5.49%
Common Stock	Byron LeBow Revocable Family Trust	2,700,003	6.41%
Common Stock	Marathon Resource Partners 1, L.P.	3,450,000	8.16%
Common Stock	Commerce Energy Group	4,464,376(9)	10.72%
Common Stock	All Executive Officers and Directors as a Group (7 persons)	26,298,708	45.92%

(1)
Information in this table regarding directors and executive officers is based on information provided by them. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and executive officers has sole voting and/or investment power with respect to such shares. The address for each of the persons reported in the table other than Commerce Energy Group is in care of Power Efficiency Corporation at 3960 Howard Hughes Pkwy, Ste 460, Las Vegas, Nevada 89169.

(2)
Includes 8,803,901 common shares and common shares subject to options and warrants exercisable within 60 days of the date hereof held by Summit, in which Steven Strasser is one of two members, 1,760,000 common shares subject to the conversion of 17,600 shares of Series B Preferred Stock, and 9,053,268 common shares and common shares subject to options and warrants which are presently exercisable or will become exercisable within 60 days of the date hereof. Mr. Strasser was also granted an additional 1,200,000 common shares subject to options and warrants which will become exercisable after 60 days of the date hereof. Mr. Strasser’s options and warrants expire on various dates from May, 2010 through November, 2015.

(3)
Includes 2,060,500 common shares and common shares subject to options and warrants presently exercisable or will become exercisable within 60 days of the date hereof. Mr. Lackland was also granted an additional 720,000 common shares subject to options which will become exercisable after 60 days of the date hereof. Mr. Lackland’s options and warrants expire on various dates from May, 2010 through November, 2015.

(4)
Includes 471,039 common shares and common shares subject to options and warrants presently exercisable or will become exercisable within 60 days of the date hereof. Mr. Skiptunis was also granted an additional 75,000 common shares subject to options which will become exercisable after 60 days of the date hereof. Mr. Skiptunis’ options and warrants expire on various dates from October, 2014 through March, 2018.

(5)
Includes 200,000 common shares subject to the conversion of 2,000 shares of Series B Preferred Stock, and 387,500 common shares subject to options presently exercisable or will become exercisable within 60 days of the date hereof. Mr. Rado’s options expire on various dates from September, 2015 through March, 2018.

(6)
Includes 400,000 common shares subject to the conversion of 4,000 shares of Series B Preferred Stock, and 2,375,000 common shares subject to options and warrants presently exercisable or will become exercisable within 60 days of the date hereof. Mr. Boyadjieff was also granted an additional 1,050,000 common shares subject to options and warrants which will become exercisable after 60 days of the date hereof. Mr. Boyadjieff’s options and warrants expire on various dates from April, 2010 through March, 2018.

(7)
Includes 100,000 common shares subject to the conversion of 1,000 shares of Series B Preferred Stock, and 287,500 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Dunn was also granted an additional 62,500 common shares subject to options exercisable after 60 days of the date hereof. Dr. Dunn’s options expire on various dates from May 2016 through March, 2018.

(8)
Includes 150,000 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Morgan was also granted an additional 50,000 common shares subject to options which will become exercisable after 60 days of the date hereof. Mr. Morgan’s options expire March, 2018.

(9)
Includes 400,000 common shares subject to the conversion of 4,000 shares of Series B Preferred Stock, and 815,327 common shares subject to warrants presently exercisable or which will become exercisable within 60 days of the date hereof, as well as 3,249,049 common shares owned by Commerce’s wholly owned subsidiary, Commonwealth Energy Corporation. Commerce’s warrants expire on various dates from October 2009 through November 2011.

(10)	The percentage for common stock includes all common shares subject to options and warrants exercisable within 60 days of the date hereof.
________________________________

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with EMTUCK, LLC and Northwest Power Management, Inc

On April 20, 2006 and May 19, 2006, we issued a total of $1,500,000 in senior secured debt to EMTUCK, LLC (“EMTUCK”), of which Northwest Power Management, Inc. (“NPM”) a management company wholly owned by Mr. Strasser, was the managing member. In connection with this transaction, we issued to the members of EMTUCK 2,647,572 warrants to purchase our common stock, of which Mr. Strasser received 1,323,786 warrants. The $1,500,000 in senior secured notes was paid off in full on November 30, 2006.

Relationship with Steven Strasser and Summit

Mr. Strasser, our CEO, owns 99.5% of Summit. As of December 31, 2007, Summit owned 6,803,901 shares of our common stock and 2,000,000 warrants to purchase common stock. The total voting power currently represented by Summit's ownership of our common stock and voting equivalents is 17%. In addition, Mr. Strasser owns beneficially 10,613,268 shares of common stock issued or issuable on the exercise of options and warrants exercisable within 60 days of December 31, 2007.

On October 29, 2007, Mr. Strasser purchased 16,000 units, resulting in the issuance of 16,000 shares of Series B Preferred Stock and 800,000 warrants to purchase the Company’s common stock, for $250,000 in cash and the conversion of a $550,000 promissory note owned by the Company to Mr. Strasser.

 Relationship with John (BJ) Lackland

Mr. Lackland, our CFO, owns 0.5% of Summit. Additionally, Mr. Lackland beneficially owns 1,920,500 shares of common stock issued or issuable on the exercise of options and warrants exercisable within 60 days of December 31, 2007.

Agreements with Officers and Directors

We will enter and expect to continue to enter into indemnification agreements with our directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by law with respect to indemnification. See "Management — Limitation of Liability and Indemnification of Directors and Officers."

SELLING STOCKHOLDERS

The following table provides certain information with respect to the selling stockholders' beneficial ownership of our common stock as of June 4, 2008 and as adjusted to give effect to the sale of all of the shares of common stock offered by this prospectus. We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this prospectus. The selling stockholders may choose not to sell any of the shares offered by this prospectus. For purposes of this table, we have assumed the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying outstanding shares of our Series B Preferred Stock, convertible debentures, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days from the date of this prospectus are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon 40,486,441 shares of common stock outstanding as of August 20, 2008. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Except as noted below, none of these selling stockholders are, or are affiliates of, a broker-dealer registered under the Exchange Act.

Except as described below, to our knowledge, none of the selling stockholders within the past three years has had any material relationship with us or any of our predecessors or affiliates:

	Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent
Ron Boyer (2)	8,935,769	5,935,769	3,000,000	7%
1132 SW 19th Avenue
Suite 612
Portland, OR 97205

Sarkowsky Family L.P. (3)	7,136,981	6,086,981	1,100,000	3%
Herman Sarkowsky
700 5th Avenue, Suite 1600
Seattle, WA 981045

The LeMarque Family Trust	1,500,000	1,500,000	-	-
Hector LeMarque TTEE
3 Shadow Hills Drive
Las Vegas, NV 89141

Warren and Cathy Smith Trustees	300,000	300,000	-	-
of the Warran and Cathy Smith
Revocable Trust U.A.
1648 E. Mira Vista
Flagstaff, AZ 86001

Ronald R. Butler	1,050,000	1,050,000	-	-
600 108th Street, #242
Bellevue, WA 98004

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Brett Goldfarb (4)	200,001	200,001	-	-
1420 5th Ave., #2625
Seattle, WA 98101

Michael J. Goldfarb Enterprises LLC (4)	2,300,001	2,300,001	-	-
Michael J. Goldfarb
1420 5th Ave., #2625
Seattle, WA 98101

Irwin Helford Family Trust	1,800,000	1,800,000	-	-
Irwin Helford TTEE
One Hughes Center Drive, #1804
Las Vegas, NV 89169

Commerce Energy Group, Inc. (5)	4,465,276	777,088	3,688,188	9%
J. Robert Hopps, Interim CFO
600 Anton Blvd, 20th Floor
Costa Mesa, CA 92626

Michael A. Saltman and Sonja Saltman	800,001	800,001	-	-
1997 Family Trust
Michael A. Saltman TTEE
One Hughes Center Drive, #1830
Las Vegas, NV 89169

Byron LeBow Revocable	2,700,003	2,700,003	-	-
Family Trust (6)
Byron LeBow TTEE
One Hughes Center Drive #1104N
Las Vegas, NV 89169

Jerome F. Snyder	150,000	150,000	-	-
8628 Scarsdale Dr.
Las Vegas, NV 89117

PCP Operating LLC	750,000	750,000	-	-
Phillip C. Peckman
9525 Hillwood Dr., Suite 160
Las Vegas, NV 89134

Fred Chin	150,000	150,000	-	-
3230 South Plaris Avenue, Ste. 11
Las Vegas, NV 89102

Arthur & Jayn Marshall	150,000	150,000	-	-
Family Trust DTD 7/2/1973 (7)
Arthur Marshall TTEE
Turmberry Place
2877 Paradise Road, No. 1701
Las Vegas, NV 89109

Todd Marshall Revocable Trust	150,000	150,000	-	-
UAD DTD 04/01/2003 (7)
Todd Marshall TTEE
PO Box 46470
Las Vegas, NV 89114

Cari Marshall Trust UAD	150,000	150,000	-	-
DTD 01/09/1995 (7)
Cari Marshal TTEE
2012 Grouse Street
Las Vegas, NV 89134

George Boyadjieff (8) (9)	2,775,000	3,550,000	275,000	*
18772 Colony Circle
Villa Park, CA 92861

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Douglas M. and	387,500	150,000	237,500	*
Karen M. Dunn Trustees;
Dunn Family Trust (8)
Dated April 7, 2007
11817 Oakland Hills Drive
Las Vegas, NV 89141

Alvin Goldfarb (4)	450,000	450,000	-	-
4823 Lake Washington Blvd. NE #3
Kirkland, WA 98033

James G. Coyne	150,000	150,000	-	-
3230 South Polaris Avenue, Ste. 11
Las Vegas, NV 89102

Gary Rado (8)	587,500	400,000	187,500	*
16 Chesterfield Drive
Warren, NJ 07059

Marathon Resource Partners I, L.P. (10)	3,450,000	3,450,000	-	-
Robert Mullin, Managing Director
One Ferry Building, Suite 255
San Francisco, CA 94111

Marathon International	550,002	550,002	-	-
Master Fund II, L.P. (10)
Robert Mullin, Managing Director
One Ferry Building, Suite 255
San Francisco, CA 94111

Donald D. and Dorothy R. Snyder	400,002	400,002	-	-
Living Trust 1989
Donald D. Snyder TTEE
2824 High Sail Ct.
Las Vegas, NV 89117

Charles Sitkin	60,000	60,000	-	-
1933 38th Avenue East
Seattle, WA 98112-3139

Edward & Mona Sher	300,000	300,000	-	-
3111 Bel Air Drive
Las Vegas, NV 89109

Burton M Cohen Trust	75,000	75,000	-	-
Burton M Cohen TTEE
3111 Bel Air Drive
Unit 14C
Las Vegas, NV 89109

MSSS Family Partners, L.P.	300,000	300,000	-	-
Martin D. Schaffer, General Partner
1912 South Realeza Ct.
Las Vegas, NV 89102

The Richard A. Oshins	120,000	120,000	-	-
1995 Irrevocable Trust (12)
Richard A. Oshins & Jerry Engel, TTEEs
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Richard A. Oshins	90,000	90,000	-	-
1990 Irrevocable Trust (11)
Richard A. Oshins, Family TTEE
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Ruth S. Oshins	75,000	75,000	-	-
2000 Irrevocable Trust (11)
Richard A. Oshins, Family TTEE
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

The Benjamin Oshins	45,000	45,000	-	-
Bypass Trust (11)
Richard A. Oshins & Ruth S. Oshins, Family TTEEs
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Edward H. Oshins	120,000	120,000	-	-
Revocable Trust (11)
Ruth S. Oshins, TTEE
59 John Street
New York, NY 10038

LUH, Inc.	300,000	300,000	-	-
Thomas Oden, CFO and Vice President
1001 Lakeside Ave., Suite 900
Cleveland, OH 44114

The Lionel Trust	300,000	300,000	-	-
Samuel Lionel, Trustee
1700 Bank of America Tower
300 South 4th Street
Las Vegas, NV 89101

David Heerensperger	1,000,002	1,000,002	-	-
96 Cascade Key
Bellvue, WA 98006

Terry L. and Dana A. Wright Living	250,002	250,002	-	-
Trust 2001, Terry Wright TTEE
2500 North Buffalo Drive, Suite 150
Las Vegas, NV 89128

John "BJ" Lackland (8)(12)	2,060,500	2,737,500	43,000	*
3960 Howard Hughes Pkwy, Ste 460
Las Vegas, NV 89169

Robert Murray TTEE of the RMM	238,000	150,000	88,000	*
Living Trust Dated 9/11/2006 (8)
3960 Howard Hughes Pkwy, Ste 460
Las Vegas, NV 89169

Sharon Fay Strasser (13)	437,502	437,502	-	-
1 Hughes Center Drive
#1004-N
Las Vegas, NV 89109

Nevada Trust Company	250,002	250,002	-	-
As Custodian F/B/O Mark L Fine
Rollover IRA
U/A Dated September 24, 1997
Amended November 12, 2002
4043 South Easter Ave.
Las Vegas, NV 89193-3685

William S. Boyd Trust II	250,002	250,002	-	-
William S. Boyd TTEE
2950 Industrial Road
Las Vegas, NV 89109

Herbert Soroca	174,052	101,965	72,087	*
Bear Stearns Securities Corp
One Metro Center
Brooklyn, NY 11201-3859

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Patricia R. Schwarz (14)	101,965	101,965	-	-
740 Pinehurst Way
Palm Beach Gardens, FL 33418

David H. Schwartz (14)	101,965	101,965	-	-
740 Pinehurst Way
Palm Beach Gardens, FL 33418

Yahia Bagzhouz	24,000	24,000	-	-
4504 Maryland Parkway
Box 454026
Las Vegas, NV 89154

Kenneth Dickey	100,000	100,000	-	-
6481 Wooded View Drive
Boston Heights, OH 44236

Nicholas Anderson (8)	66,000	66,000	-	-
1536 208th Street
Bayside, NY 11360

R. Scott Caputo	4,285	4,285	-	-
1155 Colonial Way
Bridgewater, NJ 08807

Norbert Mayer (8)	15,000	15,000	-	-
576 Grassy Hill Road
Orange, CT 06477

Scott Straka	14,284	14,284	-	-
Hitachi America Ltd.
50 Prospect Ave
Tarrytown, NY 10591

Leonard Bellezza	89,927	81,284	8,643	*
79 Talltimber Rd.
Middletown, NJ 07748

Art Marsh	1,428	1,428	-	-
Blue Mountain Investments
7386 Fairway Lane
Parker, CO 80134

Raymond Skiptunis (8)	471,039	111,000	360,039	*
4459 Via Bianca Ave.
Las Vegas, NV 89141

Charles Mataya	30,000	30,000	-	-
2 Locust Drive
Helmetta, NJ 08828

Timothy Franzen	7,143	7,143	-	-
260 E. Flamingo Road, #311
Las Vegas, NV 89109

Joan Dziena	1,214	1,214	-	-
865 UN Plaza, #16E
New York, NY 10017

Richard Koch	154,666	106,354	48,312	*
1604 Sound Watch Dr.
Wilmington, NC 28409

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Leon Mayer	50,000	50,000	-	-
547 McKinley
Plymouth, MI 48170

Ron Heagle	100,000	100,000	-	-
5533 Bilbao Place
Sarasota, FL 34238

Rick Pulford	168,551	25,000	143,551	*
3000 Town Center, Suite 540
Southfield, MI 48075

Don Fields (8)	200,000	200,000	-	-
11642 Deer Forest Road
Reston, VA 20194

Nils Weibull (8)	118,000	118,000	-	-
1689 W. Huron River Drive
Ann Arbor, MI 48103

Dan Koch	39,000	39,000	-	-
301 W 10th St, Apt 203
Charlotte, NC 28202

Brian Chan (8)	300,000	300,000	-	-
7594 Ironwood Knoll Ave
Las Vegas, NV 89109

Bradley Reifer	101,828	57,693	44,135	*
123 Fraleigh Hill Rd.
Millbrook, NY 12545

Herman Gross	1,153,850	1,153,850	-	-
12 Jordan Drive
Great Neck, NY 11021

Allan Duffy	57,693	57,693	-	-
741 Bayshore Drive, Apt. 14
Fort Lauderdale, FL 33304

Kevin Fisher	28,847	28,847	-	-
Bear Stearns Security Corp
One Metrotech Center North
Brooklyn, NY 11201-3859

Abacus Solutions	100,000	100,000	-	-
Alan Cohen
745 5th Avenue
New York, NY 10151

Justin Bellezza	1,000	1,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

Steven Sacharoff	33,000	33,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

Bernard Geik	33,000	33,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Domimick Rizzitano	33,000	33,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

DB Max	700	700	-	-
8520 Roundhill Ct.
Saline, MI 48176

Reed Smith LLP	150,000	150,000	-	-
Gerard Difiore, Partner
P.O. Box 23416
Newark, NJ 07198

Richard A. Ackner	375,000	375,000	-	-
14643 Draft House Lane
Wellington, FL 33414

Daniel Anderson	75,000	75,000	-	-
4409 Willow Creek Circle
Bellbrook, OH 45305

Bryan Arakelian	150,000	150,000	-	-
7110 N. Fresno Street
Suite 410
Fresno, CA 93720

Robert F. Arnold &	100,000	100,000	-	-
Susan L. Arnold JR WROS
2 Fielding Street
Wakefield, MA 01880

Paul J. Bargiel	112,500	112,500	-	-
100 West Monroe
Suite 902
Chicago, IL 60603

John J. Bender	300,000	300,000	-	-
2803 22nd Street S.
Lacrosse, WI 54601

Berkowitz and Garfinkel	187,500	187,500	-	-
D.D.S., P.A. Employees'
Pension Plan
D/T/D 7/1/1972
Mark Berkowitz & Eric
Garfinkel Trustees
17 Country Club Lane
Marlboro, NJ 07746

Lester B. Boelter	250,000	250,000	-	-
50 Shady Oak Court
Winona, MN 55987

Robert H. Brackman	225,000	225,000	-	-
5309 Crave Avenue E
Port Orchard, WA 98366

Keith Buhrdorf	375,000	375,000	-	-
4582 South Vister Steet
Suite 550
Denver, CO 80237

Jeffrey Davis	125,000	125,000	-	-
383 North West 112th Ave
Coral Springs, FL 33071

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

James Demarco & Rose	375,000	375,000	-	-
Demarco JT WROS
274 Rose Avenue
Staten Island, NY 10306

Douglas Dotter	112,500	112,500	-	-
3615 West Lawther Drive
Dallas, TX 75214

Arun Dua & Satish Dua	75,000	75,000	-	-
JT WROS
25 W. Houston ST. 28
New York, NY 10012

Edward Duffy	75,000	75,000	-	-
178 Hanson Lane
New Rochelle, NY 10804

Ahsan Farooqi	187,500	187,500	-	-
54 Kimberly Court
S. Brunswick, NJ 08852

William L. Fox &	262,500	262,500	-	-
Lynne Fox JT WROS
450 Music Mountain Rd.
Falls Village, CT 06031

Bernie J. Gallas	375,000	375,000	-	-
5200 North Diversey Blvd.
Suite 204
Milwaikee, WI 53217

Mark T. Hellner	1,159,091	1,159,091	-	-
900 West Olive
Suite A
Merced, CA 95348

Dr. Paul A. Kaye Family	75,000	75,000	-	-
Trust D/T/D 10/06/93
Dr. Paul A. Kaye Trustee
9 Diamonte Lane
Rancho Palos Verdes, CA 90275

Brian J. Keller &	187,500	187,500	-	-
Debra M. Keller JT WROS
1246 130th Avenue
New Richmond, WI 54017

James Kelly	75,000	75,000	-	-
1558 E. County Road
800 N.
Ockans, IN 47452

Christopher Kemp	75,000	75,000	-	-
2528 Boulder Lane
Auburn Hills, MI 48326

Stephen N. Kitchens &	175,000	175,000	-	-
Martha M. Kitchens
JT WROS
28 Fox Vale Lane
Nashville, TN 37221

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Lester Krasno	150,000	150,000	-	-
400 North 2nd Steet
Pottsville, PA 17901

Edwin Kriel	75,000	75,000	-	-
2904 Pocock Road
Monkton, MD 21111

Daniel J. Lange	187,500	187,500	-	-
20800 Hunters Run
Brookfield, WI 53045

Lind Family Investments LP	100,000	100,000	-	-
1000 West Washington St.
Suite #502
Chicago, IL 60607

Barry Lind Revocable Trust	500,000	500,000	-	-
Barry Lind Trustee
U/A/D 12/19/1989
1000 West Washinton St.
Suite #502
Chicago, IL 60607

National Financial Services	600,000	600,000	-	-
LLC As Custodian
FBO Lance Lindsey IRA
7700 Blanding Blvd.
Jacksonville, FL 32244

Dwight Long	375,000	375,000	-	-
406 Belle Glen Lane
Brentwood, TN 37027

Jeffrey S. McCorstin	75,000	75,000	-	-
4750 Blue Mountain
Yorba Linda, CA 92887

Glen Miskiewicz	187,500	187,500	-	-
Apt. 724
48 Par-La-Ville Road
Hamilton HM11
Bermuda

Enrico Monaco	125,000	125,000	-	-
2230 Ocean Avenue
Brooklyn, NY 11229

Natchez Morice	150,000	150,000	-	-
12 A West Bank Exwy
Gretna, LA 70056

MSB Family Trust	250,000	250,000	-	-
D/T/D 6/25/93
Michael Blechman TTEE
295 Shadowood Ln.
Northfield, IL 60093

Daniel Navarro Jr. &	75,000	75,000	-	-
Richard Navarro JT WROS
2036 Highway 35 North
South Amboy, NJ 08879

National Financial Services	375,000	375,000	-	-
LLC As Custodian
FBO Michael J. Radlove IRA
2748 Blackbird Hollow
Cincinnati, OH 452

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Prahalathan Rajasekaran	187,500	187,500	-	-
1 Grosvenor Place
London, England SW1X7JJ

Gretchen Kinstler	750,000	750,000	-	-
49-365 Rio Arenoso
La Quinto, CA 92253

Lawrence Silver	250,000	250,000	-	-
225 West Hubbard Suite 600
Chicago, IL 60610

Robert A. Snyder &	75,000	75,000	-	-
Beverly J. Snyder JT WROS
27297 Forest Grove Road
Evergreen, CO 80439

Claire Spooner	225,000	225,000	-	-
111 Seaview Court
Neptune, NJ 07753

Henry H. Strauss	75,000	75,000	-	-
12 Howard Avenue
Tappan, NY 10983

David Takacs	150,000	150,000	-	-
17073 Snyder Road
Bainbridge, OH 44023

Richard Terranova &	375,000	375,000	-	-
Vincent Terranova TEN COM
349 Bartlett Avenue
Staten Island, NY 10312

William S. Tyrrell	262,500	262,500	-	-
2711 Edgehill Avenue
Bronx, NY 10463

Herbert Weisberger	112,500	112,500	-	-
2904 West Clay Street
Richmond, VA 23230

Darren R. Williams	75,000	75,000	-	-
17280 Timothy Way
Gladstone, OR 97027

Robert A. Yates	187,500	187,500	-	-
Shakeseare No 15-1 Piso
Cuydad De Mexico
Distrito Federal 11590
Mexico

Alan J. Young	250,000	250,000	-	-
1750 Braeside Avenue
Northbrook, IL 60062

Jan Arnett	187,500	187,500	-	-
7 Longwood Road
Sandspoint, NY 11050

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Elliot Braun	187,500	187,500	-	-
C/O Atlantic Beverage
3775 Park Avenue
Edison, NJ 08820

Larry J. Buck	187,500	187,500	-	-
1624 Brandon Drive
Hebron, KY 41048

Keith H. Cooper	100,000	100,000	-	-
5840 De Claire Court
Atlanta, GA 30328

Steven Gurewitsch	112,500	112,500	-	-
930 5th Avenue
Apt. 3-G
New York, NY 10021

Antonio Hernandez	187,500	187,500	-	-
1575 Bengal Drive
El Paso, TX 79935

James Herron	75,000	75,000	-	-
601 Cleveland Street
Suite 950
Clearwater, FL 33755

Robert W. Higginson	150,000	150,000	-	-
247-F Rosario Blvd.
Santa Fe, NM 87501

Don Jackler &	187,500	187,500	-	-
Alana Jackler JT WROS
246 E. 51st Street Suite 8
New York, NY 10022

Donald Mapes	75,000	75,000	-	-
532 Bellepoint Drive
St. Pete Beach, FL 33706

Dr. John McPhail	375,000	375,000	-	-
603 Beamon Steet
Clinton, NC 28328

Grace Melton	375,000	375,000	-	-
1250 S. Beverly Glen Blvd.
#311
Los Angeles, CA 90024

Larry R. Nichols &	50,000	50,000	-	-
Janet B. Nichols JT WROS
9348 Burning Tree Dr.
Grand Blanc, MI 48439

National Financial Services	187,500	187,500	-	-
LLC As Custodian
FBO Michael J. Radlove IRA
2748 Blackbird Hollow
Cincinnati, OH 45244

Barry Saxe	187,500	187,500	-	-
325 E. 41st Street
New York, NY 10017

Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Theodore Staahl	375,000	375,000	-	-
1329 Spanos Court
Modesto, CA 95355

Randolph Stephenson	75,000	75,000	-	-
10316-300 Feld Farm Lane
Charlotte, NC 28210

Anthony Yodice	375,000	375,000	-	-
2443 Benson Avenue
Brooklyn, NY 11214

USBX Advisory Services, Inc.	210,000	210,000	-	-
2425 Olympic Blvd. Ste 500 East
Santa Monica, CA 90404

Brooks Dexter	90,000	90,000	-	-
2425 Olympic Blvd. Ste 500 East
Santa Monica, CA 90404

Tony Acone	45,000	45,000	-	-
44-489 Town Center Way #D
Palm Desert, CA 92260

Total Number of Shares of Common Stock Registered for Sale		59,687,619

* Less than 1%

(1)
All share numbers are based on information that these selling stockholders supplied to us. The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person's name, unless otherwise indicated below. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholder.

(2)
Ron Boyer owns over 4% of our currently outstanding common stock and over 18% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(3)
The Sarkowsky Family L.P. owns over 8% of our outstanding common stock and over 16% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(4)
Michael J. Goldfarb Enterprises LLC owns over 2% of our outstanding common stock and over 5% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company. Michael J. Goldfarb, the managing member of Michael J. Goldfarb Enterprises LLC, is the father of Brett Goldfarb, and the brother of Alvin Goldfarb. Mr. Goldfarb disclaims beneficial ownership of Brett Goldfarb’s and Alvin Goldfarb’s shares.

(5)
Commerce Energy Group owns over 8% of our outstanding common stock and over 10% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(6)
The Byron LeBow Revocable Family Trust owns over 2% of our outstanding common stock and over 6% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(7)
Arthur and Jayn Marshall, trustees of the Arthur and Jayn Marshall Family Trust DTD 7/2/1973, are the parents of Todd Marshall and Cari Marshall, trustees of the Todd Marshall Revocable Trust UAD DTD 04/01/2003 and the Cari Marshall Trust UAD DTD 01/09/1995, respectively. Arthur and Jayn Marshall disclaim beneficial ownership of Todd Marshall’s and Cari Marshall’s beneficial shares.

(8)	Indicates a person that has, within the past three years, served as an employee, officer or director of the company.

(9)
Mr. Boyadjieff has been a Senior Technical Advisor of the Company since April 2005 and a Director of the Company since May 2006. Mr. Boyadjieff owns over 2% of our outstanding common stock and over 6% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company. Mr. Boyadjieff beneficially owns a total of 3,825,000 commons shares, common shares issuable upon the exercise of stock options and warrants and common shares issuable upon the conversion of Series B Preferred Stock.

(10)
Marathon Resource Partners I, L.P. owns over 3% of our outstanding common stock and over 8% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock, and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company. Marathon Resource Partners I, L.P. is an affiliate of Marathon International Master Fund II, L.P. and has the same managing partner. Marathon Resource Partners I, L.P. disclaims beneficial ownership of Marathon International Master Fund II, L.P.’s shares.

(11)
Richard A. Oshins, trustee of the Richard A. Oshins 1995 Irrevocable Trust and the Richard A. Oshins 1990 Irrevocable Trust, is married to Ruth S. Oshins, trustee of the Ruth S. Oshins 2000 Irrevocable Trust, and is the father of Benjamin Oshins and Edward H. Oshins, trustees of the Benjamin Oshins Bypass Trust and the Edward H. Oshins Revocable Trust, respectively. Richard A. Oshins disclaims beneficial owners ship of Ruth S. Oshins’, Benjamin Oshins’, and Edward H. Oshins’ beneficial shares.

(12)
Mr. Lackland has been a Director of the Company since August 2007 and the Chief Financial Officer of the Company since October 2004. Indicates a person that has, within the past three years, served as an employee, officer or director of the company. Mr. Lackland beneficially owns a total of 2,780,500 commons shares and common shares issuable upon the exercise of stock options.

(13)	Sharon Strasser is married to the Company’s Chief Executive Officer, Steven Strasser. Mr. Strasser disclaims beneficial ownership of Mrs. Strasser’s Shares.

(14)	Patricia Schwartz is married to David Schwartz. Mrs. Schwartz disclaims beneficial ownership to Mr. Schwartz’s shares.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our common and preferred stock and related provisions of our articles of incorporation and our bylaws, as will be in effect upon the closing of this offering. This summary is not complete. For more detailed information, please see our articles of incorporation, bylaws and related agreements, which are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to 140,000,000 shares of common stock. As of June 4, 2008, there were 40,486,441 shares of common stock issued and outstanding. Each holder of issued and outstanding shares of our common stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. Holders of shares of our common stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the shares of our common stock will have the ability to elect all of our directors.

Holders of our common stock are entitled to share ratably in dividends payable in cash, property or shares of our capital stock, when, as and if declared by our Board of Directors. We do not currently expect to pay any cash dividends on our common stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, any assets remaining after prior payment in full of all of our liabilities and after prior payment in full of the liquidation preference of any preferred stock would be paid ratably to holders of our common stock.

Options to Purchase Common Stock

The following table describes the options to purchase shares of our common stock that are outstanding as of August 27, 2008, and that will be outstanding immediately following the offering:

Description	Total Number of Shares Underlying Options Before this Offering	Weighted Average Exercise Price Per Share Before This Offering	Total Number of Shares Underlying Options After This Offering	Weighted Average Exercise Price For Shares After this Offering
2000 Stock Option and Restricted Stock Plan	13,884,896	$0.37	13,884,896	$0.37
1994 Stock Option Plan	-	$-	-	$-
Total	13,884,896	$0.37	13,884,896	$0.37

The options also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon exercise of the options in the event of stock dividends, stock splits, reorganization, reclassifications and consolidation.

Warrants to Purchase Common Stock

As of the date hereof, there are, and following this offering there will be, 29,704,968 warrants outstanding with exercise prices ranging from $0.20 to $2.17 with expiration dates ranging from June 11, 2007 through May 11, 2013.

Certain of the warrants have net exercise provisions under which their respective holders may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock after deduction of the aggregate exercise price. These warrants also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon exercise of the warrants in the event of stock dividends, stock splits, reorganization, reclassifications and consolidations.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share. As of June 4, 2008, 140,000 shares of preferred stock have been designated as Series B Preferred and all such shares of Series B Preferred Stock are issued and outstanding.

The Series B Preferred Stock is non-voting, and is entitled to dividends at a rate of 8% per annum, payable in cash or common stock only when, or if, declared by our Board of Directors.

Each share of Series B Preferred Stock is initially convertible into 100 shares of our common stock at any time at the option of the stockholder. The shares of Series B Preferred Stock are automatically converted into common stock in the event the average closing price of the common stock for any ten day period equals or exceeds $1.00 per share.

The Certificate of Designations of the Series B Preferred Stock provides that in the event we issue stock in connection with a dividend, distribution, classification, merger or consolidation of the number of shares of common stock that the Series B Stock is convertible into will be adjusted accordingly.

In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series B Preferred Stock will be entitled to be paid pari passu with any other series of preferred stock equal to the Series B Preferred Stock.

Registration Rights

Pursuant to the offering which terminated on January 21, 2008, we are obligated to (i) use reasonable best efforts to register by March 21, 2008, the shares of common stock issuable upon the conversion of our Series B Preferred Stock and warrants in a registration statement to be filed by us with the Securities and Exchange Commission and (ii) use our best efforts to cause such registration statement to be declared effective by the Commission by May 20, 2008 and to remain effective without any lapse of 30 or more consecutive days.

Certain Statutory and Charter Provisions Relating to a Change of Control

We are subject to the provisions of Section 203 of the DGCL. In general, this provision prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder.

A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, other than the corporation and any direct or indirect wholly-owned subsidiary of the corporation, who together with the affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

This prohibition is lifted if:

•	prior to such date, the corporation's Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

•
on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's Board of Directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that owned by the interested stockholder.

Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who becomes an interested stockholder in a transaction approved by the corporation's Board of Directors.

Rule 144

Of the 40,486,441 shares of the Company’s common stock outstanding on the date of prospectus, 27,676,701 shares are freely trading in the market place (the “Free Trading Shares”). The Free Trading Shares are comprised mostly of shares (1) originally issued in private offerings of common stock from June through March 2007, that were later registered in the Company’s SB-2 Registration Statements, both declared effective on May 14, 2007 and (2) shares originally issued in transactions exempt from registration under the Securities Act.

The remaining 12,809,740 shares of our common stock outstanding are restricted securities as defined in Rule 144 and under certain circumstances may be resold without registration pursuant to Rule 144. These shares include the 8,320,569 shares held by Summit and Steven Strasser in the aggregate, and 4,486,171 shares held by other directors, insiders and investors.

In addition, the Company had approximately 29,704,968 common stock purchase warrants outstanding and approximately 13,884,896 common stock options outstanding. The shares issuable on exercise of the options and warrants may, under certain circumstances, be available for public sale in the open market under the Registration Statement or pursuant to Rule 144, subject to certain limitations.

In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholder (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided we are current in our public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Any substantial sale of the common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company’s shares.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer and Trust, located at 17 Battery Place, New York, New York, 10004.

PLAN OF DISTRIBUTION

Our common stock is currently traded on the OTC Bulletin Board.

All of the shares of our common stock included in this prospectus are for sale by the selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock pursuant to this prospectus which are already owned by them, or which are to be issued to them upon their conversion of shares of our convertible preferred stock. We will receive cash proceeds from the issuance of shares to selling stockholders on exercise of options or warrants, but not from the resale of any such shares.

The selling stockholders and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;

•
whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•
in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. If any of the selling stockholders enter into an agreement with an underwriter to do a firm commitment offering of the shares of our common stock offered by such selling stockholder through this prospectus, if we are aware of such underwriting agreement we will file a post-effective amendment to the registration statement of which this prospectus is a part setting forth the material terms of such underwriting agreement. The selling stockholder may not sell any of the shares in such firm underwriting until such post-effective amendment becomes effective.

Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We do not know whether any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

We will pay all expenses of the registration of the shares of common stock offered pursuant to this prospectus including SEC filing fees and expenses of compliance with state securities or "blue sky" laws, except that the selling stockholders will pay any underwriting discounts and selling commissions for the sale of their shares. We expect that our expenses for this offering, consisting primarily of legal, accounting and printing expenses, will be approximately $59,201.

We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with registration rights and other agreements entered into by us with the selling stockholders, or the selling stockholders will be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, by any of the selling stockholders, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Ellenoff, Grossman & Schole LLP, New York, New York.

EXPERTS

The balance sheet as of December 31, 2007 and December 31, 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 3 to the financial statements) of Sobel & Co., LLC, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of the registration statement filed on Form S-1 with the SEC. The registration statement contains more information about us and our Common Stock than this prospectus, including exhibits and schedules. You should refer to the registration statement for additional information about us and our Common Stock being offered in this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. You may read and copy any document that we file at the SEC's public reference facilities at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. Information about us may be obtained from our website www.powerefficiencycorp.com. Copies of our SEC filings are available free of charge on the website as soon as they are filed with the SEC through a link to the SEC's EDGAR reporting system. Simply select the "Investors" menu item, then click on the "SEC Filings" link.

POWER EFFICIENCY CORPORATION

FINANCIAL STATEMENTS

MARCH 31, 2008 AND 2007

AND

DECEMBER 31, 2007 AND 2006

F-i

POWER EFFICIENCY CORPORATION

MARCH 31, 2008 AND 2006
DECEMBER 31, 2007 AND 2006

INDEX
Page
Financial Statements March 31, 2008:

Balance Sheet	F-1

Statements of Operations	F-2

Statements of Cash Flows	F-3

Notes to Financial Statements	F-4 - F-5

Financial Statements December 31, 2007:

Report of Independent Registered Public Accounting Firm	F-6

Balance Sheet	F-7

Statements of Operations	F-8

Statements of Changes in Stockholders' Equity	F-9

Statements of Cash Flows	F-10

Notes to Financial Statements	F-11 - F-31

F-ii

POWER EFFICIENCY CORPORATION
CONDENSED BALANCE SHEET
Unaudited
March 31, 2008
ASSETS
CURRENT ASSETS:
Cash	$4,510,548
Accounts receivable, net	129,032
Inventory	133,441
Prepaid expenses and other current assets	113,777
Total Current Assets	4,886,798
PROPERTY AND EQUIPMENT, Net	133,271
OTHER ASSETS:
Patents, net	52,159
Deposits	80,833
Goodwill	1,929,963
Total Other Assets	2,062,955

Total Assets	$7,083,024

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$451,507
Accrued salaries and payroll taxes	47,970
Total Current Liabilities	499,477

LONG TERM LIABILITIES
Deferred Rent	12,063

Total Liabilities	511,540

STOCKHOLDERS' EQUITY:
Series B Convertible Preferred Stock, $.001 par value,
10,000,000 shares authorized, 140,000
issued or outstanding	140
Common stock, $.001 par value, 140,000,000 shares
authorized, 40,411,858 issued and outstanding	40,412
Additional paid-in capital	34,228,852
Accumulated deficit	(27,697,920)
Total Stockholders' Equity	6,571,484

Total Liabilities and Stockholders' Equity	$7,083,024

Accompanying notes are an integral part of the financial statements

POWER EFFICIENCY CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
Unaudited

	For the three months ended March 31,
	2008	2007

REVENUES	$133,695	$36,615

COST OF SALES	98,163	34,639

GROSS PROFIT	35,532	1,976

COSTS AND EXPENSES:
Research and development	161,398	94,712
Selling, general and administrative	789,573	675,455
Depreciation and amortization	14,847	8,975
Total Costs and Expenses	965,818	779,142

LOSS FROM OPERATIONS	(930,286)	(777,166)

OTHER INCOME (EXPENSE):
Interest income	42,130	12,320
Interest expense	-	(156,897)
Total Other Income, net	42,130	(144,577)

NET LOSS	$(888,156)	$(921,743)

BASIC AND FULLY DILUTED LOSS
PER COMMON SHARE	$(0.02)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING, BASIC	40,393,007	36,765,138

Accompanying notes are an integral part of the financial statements

POWER EFFICIENCY CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
Unaudited
	For the three months ended March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(888,156)	$(921,743)
Adjustments to reconcile net loss to net cash used for operating activities:

Depreciation and amortization	14,847	8,975
Amortization on capitalized manufacturing costs	1,377
Debt discount related to issuance of debt securities	-	79,555
Warrants and options issued to employees and consultants	207,000	179,030
Amortization of deferred financing costs	-	3,368
Changes in assets and liabilities:
Accounts receivable, trade	(19,780)	(3,047)
Inventory	(1,679)	2,798
Prepaid expenses and other current assets	(73,858)	(36,032)
Deposits	41,430	-
Accounts payable and accrued expenses	(86,981)	(68,875)
Customer Deposits	(1,605)
Net Cash Used for Operating Activities	(807,405)	(755,971)

CASH FLOWS FROM INVESTING ACTIVITIES
Costs related to patent applications	(12,661)	-
Purchase of property and equipment	(35,764)	(36,780)
Net Cash Used for Investing Activities	(48,425)	(36,780)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of equity securities	280,000	1,025,000
Payments on notes payable	-	(8,332)
Net Cash Provided by Financing Activities	280,000	1,016,668

(Decrease) Increase in cash	(575,830)	223,917

Cash at beginning of period	5,086,378	1,693,584

Cash at end of period	$4,510,548	$1,917,501

Accompanying notes are an integral part of the financial statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements have been prepared by the Company, without an audit. In the opinion of management, all adjustments have been made, which include normal recurring adjustments necessary to present fairly the condensed financial statements. Operating results for the three months ended March 31, 2008 are not necessarily indicative of the operating results for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company believes that the disclosures provided are adequate to make the information presented not misleading. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes included in the Company’s Annual Report for the year ended December 31, 2007 on Form 10-K and Form S-1.

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - GOING CONCERN:

The accompanying financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company suffered recurring losses from operations, a recurring deficiency of cash from operations, including a cash deficiency of approximately $807,000 from operations for the three months ended March 31, 2008. While the Company appears to have adequate liquidity at December 31, 2007, there can be no assurances that such liquidity will remain sufficient.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence. Continuation of the Company as a going concern is dependent upon achieving profitable operations in the long-term and raising additional capital to support existing operations for at least the next twelve months. Management's plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.

NOTE 3 - MATERIAL AGREEMENTS

On January 7, 2008, the Company entered into a consulting agreement with a European sales and marketing consultant. The agreement calls for the consultant to assist the Company in the business planning, and ultimately commercial development and marketing of the Company’s Motor Efficiency Controller (“MEC”) line of products in Europe. For his services, the Company has agreed to pay the consultant 64,920 € per year, which is approximately equivalent to $100,000 per year. In addition, the Company will reimburse all reasonable and necessary expenses incurred by the consultant. The initial term of this agreement is for 5 years, and can be terminated by either party upon 90 days written notice.

On January 23, 2008, the Company signed an efficiency aggregation contract with San Diego Gas & Electric Company (“SDG&E”). Under the terms of this contract, SDG&E will pay the Company $0.14 per kWh of energy saved in the first year of operation of the MEC, for new installations of the MEC in SDG&E’s service area. Payment to the Company is subject to certain inspections, approvals and time restrictions. The term of this contract is for 5 years, and either party may terminate this contract upon written notice.

NOTE 4 - ISSUANCE OF SERIES B CONVERTIBLE PREFERRED STOCK

On January 21, 2008, the Company issued and sold 5,600 units (the “Units”), each Unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share (“Series B Preferred Stock”), and a warrant to purchase 50 shares of the Company’s common stock, resulting in the sale and issuance of an aggregate of 5,600 shares of Series B Preferred Stock and warrants to purchase, initially, up to 280,000 shares of the Company’s common stock (the “Warrants”), in a private offering for $280,000 in cash.

In connection with the offering, the Company agreed to use its reasonable best efforts to file a registration statement (the “Registration Statement”) to register the common stock issuable upon conversion of the Series B Preferred Stock issued, as well as the common stock issuable upon exercise of the Warrants, not later than 60 days from the termination date of the Offering (the “Termination Date”), and must use its reasonable best efforts to have the Registration Statement declared effective not later than 120 days from the Termination Date.

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances. The Series B Preferred Stock is convertible at the option of the holder at any time. The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series B Preferred Stock has an 8% dividend, payable annually in cash or stock, at the discretion of the Company’s board of directors. As such, none is accredited in these financial statements.

The offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder. No placement agent or underwriter was used in connection with the Offering and there is no commission, finder’s fee or other compensation due or owing to any party.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Power Efficiency Corporation
Las Vegas, Nevada

We have audited the accompanying balance sheet of Power Efficiency Corporation, (a Delaware corporation) (the "Company") as of December 31, 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Efficiency Corporation at December 31, 2007 and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, and the Company has experienced a deficiency of cash from operations. These matters raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Sobel & Co., LLC
Certified Public Accountants

March 25, 2008
Livingston, New Jersey

POWER EFFICIENCY CORPORATION
BALANCE SHEET
DECEMBER 31, 2007

ASSETS

CURRENT ASSETS:
Cash	$5,086,378
Accounts receivable, net of allowance of $19,648	109,252
Inventories	131,762
Prepaid expenses and other current assets	41,296
Total Current Assets	5,368,688

PROPERTY AND EQUIPMENT, Net	112,106

OTHER ASSETS:
Deposits	122,263
Patents, net	39,746
Goodwill	1,929,963
Total Other Assets	2,091,972

$7,572,766

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$538,488
Customer deposits	1,605
Accrued salaries and payroll taxes	47,970
Total Current Liabilities	588,063

LONG-TERM LIABILITIES:
Deferred Rent	12,063
Total Long-Term Liabilities	12,063

Total Liabilities	600,126

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Series B Convertible Preferred Stock, $0.001 par value
10,000,000 shares authorized, 134,400 issued and outstanding	134
Common stock, $0.001 par value, 140,000,000 shares
authorized, 40,367,523 shares issued and oustanding	40,368
Additional paid-in capital	33,741,902
Accumulated deficit	(26,809,764)
Total Stockholders' Equity	6,972,640

$7,572,766
See report of independent registered public accounting firm
and notes to financial statements.

POWER EFFICIENCY CORPORATION
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2007	2006

REVENUES	$490,510	$188,811

COMPONENTS OF COST OF SALES:
Material, labor and overhead	340,468	136,240

GROSS MARGIN	150,042	52,571

COSTS AND EXPENSES:
Research and development	667,786	567,591
Selling, general and administrative	2,721,284	3,118,233
Depreciation and amortization	47,036	34,028
Total Costs and Expenses	3,436,106	3,719,852

LOSS FROM OPERATIONS	(3,286,064)	(3,667,281)

OTHER INCOME (EXPENSE):
Interest income	80,481	9,243
Interest expense	(679,306)	(1,354,195)
Total Other Expenses, Net	(598,825)	(1,344,952)

LOSS BEFORE PROVISION FOR TAXES	(3,884,889)	(5,012,233)

PROVISION FOR TAXES	(6,906)	(8,542)

NET LOSS	$(3,891,795)	$(5,020,775)

BASIC AND FULLY DILUTED LOSS PER COMMON SHARE	$(0.10)	$(0.20)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	38,541,012	25,150,386

See report of independent registered public accounting firm
and notes to financial statements.

POWER EFFICIENCY CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 2007 AND 2006

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, January 1, 2006	23,439,266	$23,439	-	$-	$19,189,177	$(17,897,194)	$1,315,422
Issuance of common stock	11,000,008	11,000	-	-	3,199,300	-	3,210,300
Common stock issued upon exercise of
warrants	602,735	603	-	-	(603)	-	-
Warrants and options issued in connection
with the issuance of common stock and debt
securities and to employees and consultants	-	-	-	-	2,569,965	-	2,569,965
Expenses related to issuance of
common stock	-	-	-	-	(30,000)	-	(30,000)
Net loss	-	-	-	-	-	(5,020,775)	(5,020,775)
Balance, December 31, 2006	35,042,009	35,042	-	-	24,927,839	(22,917,969)	2,044,912
Issuance of common stock	3,416,672	3,417	-	-	1,021,583	-	1,025,000
Issuance of preferred stock	-	-	134,400	134	6,719,866	-	6,720,000
Common stock issued upon exercise of
options and warrants	1,908,842	1,909	-	-	681,591	-	683,500
Warrants and options issued with common
stock and debt and to employees and
consultants, including debt discount	-	-	-	-	472,153	-	472,153
Expenses related to issuances of
preferred and common stock	-	-	-	-	(81,130)	-	(81,130)
Net loss	-	-	-	-	-	(3,891,795)	(3,891,795)
Balance, December 31, 2007	40,367,523	$40,368	134,400	$134	$33,741,902	$(26,809,764)	$6,972,640

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006
CASH FLOWS PROVIDED BY (USED FOR):
OPERATING ACTIVITIES:
Net loss	$(3,891,795)	$(5,020,775)
Adjustments to reconcile net loss to net cash
used for operating activities:
Bad debt expense	16,934	11,470
Depreciation and amortization	47,036	34,028
Loss on disposition of fixed assets	3,516	585
Debt discount related to issuance of debt securities	419,859	1,039,451
Amortization of deferred financing costs	11,228	70,364
Deferred rent	12,063	-
Warrants and options issued in connection with settlements, services from consultants, vendors, the forgiveness of indebtedness, the issuance
of debt, and to employees and consultants	655,392	1,074,848
Common Stock issued for consulting services	-	90,000
Changes in certain assets and liabilities:
Accounts receivable	(93,994)	26,464
Inventory	25,090	14,487
Prepaid expenses and other	29,173	(3,206)
Deposits	(88,388)	(33,875)
Restricted cash related to payment of indebtedness	-	(4,688)
Accounts payable and accrued expenses	1,354	(55,454)
Customer deposits	1,605	(5,105)
Accrued salaries and payroll taxes	-	4,682
Net Cash Used for Operating Activities	(2,850,927)	(2,756,724)

INVESTING ACTIVITIES:
Costs related to patent applications	(6,927)	-
Purchase of property, equipment and other assets	(85,610)	(90,567)
Net Cash Used for Investing Activities	(92,537)	(90,567)

FINANCING ACTIVITIES:
Proceeds from issuance of equity securities, net of costs	8,347,369	3,180,000
Proceeds from issuance of debt securities	-	2,000,000
Proceeds from line of credit	-	1,500,000
Payments on notes payable	(2,011,111)	(1,648,245)
Payments on line of credit	-	(1,500,000)
Net Cash Provided by Financing Activities	6,336,258	3,531,755

INCREASE IN CASH	3,392,794	684,464

CASH
Beginning of year	1,693,584	1,009,120

End of year	$5,086,378	$1,693,584

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 1 - NATURE OF BUSINESS:

Power Efficiency Corporation ("Power Efficiency" and/or the "Company"), is incorporated in Delaware. Power Efficiency designs, develops, markets and sells proprietary solid state electrical devices designed to reduce energy consumption in alternating current induction motors. Alternating current induction motors are commonly found in industrial and commercial facilities throughout the world. The Company currently has one principal and proprietary product: the three phase Motor Efficiency Controller, which is used in industrial and commercial applications, such as rock crushers, granulators, and escalators. Additionally, the Company has developed a digital single phase controller in pre-production form, in preparation for working with Original Equipment Manufacturers (“OEMs”) to Incorporate the technology into their equipment..

The Company's primary customers have been original equipment manufacturers (OEM's) and commercial accounts located throughout the United States of America and various countries.

Power Efficiency formed Design Efficient Energy Services, LLC, a Delaware limited liability company. This entity was formed to obtain energy grants and rebates for customers of the Company from state governmental bodies. Design Efficient Energy Services, LLC has been inactive since inception.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Inventories:
Inventories are valued at the lower of cost (first-in, first-out) or market. The Company reviews inventory for impairments to net realizable value whenever circumstances arise. Such circumstances may include, but are not limited too, the discontinuation of a product line or re-engineering certain components making certain parts obsolete. At December 31, 2007, inventories consisted primarily of raw materials. Management has determined a reserve for inventory obsolescence is not necessary at December 31, 2007.

Accounts Receivable:
The Company carries its accounts receivable at cost less an allowance for doubtful accounts and returns. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

Research and Development:
Research and development expenditures are charged to expense as incurred.

Property, Equipment and Depreciation:
Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred, while betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

Website:
Website development, maintenance and hosting costs are charged to expense as incurred.

Shipping and Handling Costs:
The Company bills customers for freight. Actual costs for shipping and handling are included as a component of cost of sales.

Deferred Financing Costs:
Expenditures incurred in conjunction with debt or equity capital issuances are deferred as other assets until the related offering is complete. Once the offering is completed, costs related to equity issuances will be offset against equity proceeds, and such costs related to debt issuances are amortized on a straight line basis, over the life of the debt. Both equity and debt related costs are expensed if the offering is not completed.

Patents:
Costs associated with applying for U.S. patents based upon technology developed by the Company are capitalized. At the time the patent is awarded, the asset will be amortized on a straight line basis, over the remaining term of the patent. If no patent is issued, these costs will be expensed in the period when it is determined that no patent will be issued.

Deferred Rent:
The Company accounts for rent expense on a straight-line basis for financial reporting purposes. The difference between cash payments and rent expense is included in deferred rent.

Revenue Recognition:
Revenue from product sales is recognized at the time of shipment, when all services are complete. Returns and other sales adjustments (warranty accruals, discounts and shipping credits) are provided for in the same period the related sales are recorded.

Loss Per Common Share:
Loss per common share is determined by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted loss per share is not presented since giving effect to potential common shares would be anti-dilutive.

Accounting for Stock Based Compensation:
The Company accounts for employee stock options as compensation expense, in accordance with SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards, and applies to all outstanding and vested stock-based awards.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $655,000 and $1,075,000 in additional compensation expense during the years ended December 31, 2007 and 2006, respectively. Such amounts are included in research and development expenses and selling, general and administrative expense on the statement of operations.

Product Warranties:
The Company warrants its products for two years. Estimated product warranty expenses are accrued in cost of sales at the time the related sale is recognized. Estimates of warranty expenses are based primarily on historical warranty claim experience. Warranty expenses include accruals for basic warranties for products sold.

Provision for Income Taxes:
The Company utilizes the asset and liability method of accounting for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The provision for taxes represents state franchise taxes.

Goodwill:
SFAS No. 142, “Goodwill and Other Intangible Assets” requires that goodwill shall no longer be amortized. Goodwill is tested for impairment on an annual basis and between annual tests on a quarterly basis, utilizing a two-step test, as described in SFAS No. 142.

Advertising:
Advertising costs are expensed as incurred. Advertising expenses were $7,504 and $1,733 for the years ended December 31, 2007 and 2006, respectively.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

New Accounting Pronouncements:
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 is not expected to have a material impact on our financial condition, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. The FASB issued SFAS No. 159 to mitigate earnings volatility that arises when financial assets and liabilities are measured differently, and to expand the use of fair value measurement for financial instruments. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to have a material impact on our financial condition, results of operations or cash flows.

In May 2007, the FASB issued FASB Staff Position FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48”. FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FIN 48-1 is effective retroactively to January 1, 2007. The implementation of FIN 48 and FIN 48-1 did not have a material impact on the Company’s financial position, results of operations or cash flows.

Financial Statement Reclassifications:
Certain reclassifications have been made to the 2006 financial statements in order for them to conform to the 2007 financial statement presentation.

NOTE 3 - GOING CONCERN:

The accompanying financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations, and the Company experienced a $2,850,927 deficiency of cash from operations in 2007. While the Company appears to have adequate liquidity at December 31, 2007, there can be no assurances that such liquidity will remain sufficient.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence. Continuation of the Company as a going concern is dependent upon achieving profitable operations. Management's plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers. Management is seeking to raise additional capital through equity issuance, debt financing or other types of financing (See Note 22). However, there are no assurances that sufficient capital will be raised.

On January 21, 2008, the Company closed on a private offering of its Series B Preferred Stock which grossed $280,000 (See Notes 18 and Note 22).

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS:

At December 31, 2007, prepaid expenses and other current assets are comprised as follows:

Prepaid insurance	$19,705
Prepaid expenses	87,958
Prepaid expenses and other current assets	$107,663

NOTE 5 - PROPERTY AND EQUIPMENT:

At December 31, 2007, property and equipment is comprised as follows:

Machinery and equipment	$151,497
Office furniture and equipment	26,326
177,923
Less: Accumulated depreciation	65,717
Property and Equipment, Net	$112,106

Depreciation for the years ended December 31, 2007 and 2006 amounted to $46,044 and $29,778, respectively.

NOTE 6 - GOODWILL:

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", previously recognized intangible assets deemed to have indefinite useful lives were tested by management for impairment during fiscal 2007 utilizing a two-step test. An annual goodwill impairment test was performed by management in addition to quarterly goodwill impairment tests.

The first part of the test is to compare the Company’s fair market value (the number of the Company’s common shares outstanding multiplied by the closing stock price of the date of the test), to the book value of the Company (the Company’s total stockholders’ equity, as of the date of the test). If the fair market value of the Company is greater than the book value, no impairment exists as of the date of the test. However, if book value exceeds fair market value, the Company must perform part two of the test, which involves recalculating the implied goodwill by repeating the acquisition analysis that was originally used to calculate goodwill, using purchase accounting as if the acquisition happened on the date of the test, to calculate the implied goodwill as of the date of the test.

The Company’s most recent impairment analysis was performed on December 31, 2007, on the Company’s single reporting unit. As of December 31, 2007, the Company’s fair market value was $22,199,036, and the Company’s book value was $6,972,640. Based on this, no impairment exists as of December 31, 2007.

Circumstances may arise in which the Company will perform an impairment test in addition to its annual and quarterly tests. An example of one of these circumstances would be a sudden sharp drop in the Company’s stock price.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 7 - INTANGIBLE ASSETS:

Intangible assets subject to amortization consists of the following for the year ended December 31, 2007:

Patents	$49,602
Less: Accumulated amortization	9,856
Intangible Assets, Net	$39,746

Amortization expense in 2007 and 2006 amounted to $992 and $4,205, respectively.

During 2007, the Company capitalized approximately $7,000 in expenses related to patent filings. The Company will begin amortizing these costs over the life of the patent, once the patent is approved by the appropriate authorities.

Amortization expense expected in the succeeding five years for the Company’s existing patents is as follows:

2008	$992
2009	992
2010	992
2011	992
2012	992
Thereafter	34,786
$39,746

NOTE 8 - CONCENTRATIONS OF CREDIT RISKS:

Financial instruments which potentially subject the Company to concentrations of credit risk, consist primarily of cash and temporary cash investments and accounts receivables.

The Company maintains cash balances which at times may be in excess of the insured limits.

Sales and accounts receivable currently are from a relatively small number of customers of the Company's products. The Company closely monitors extensions of credit.

Three customers accounted for approximately 84% of 2007 sales and 70% of accounts receivable at December 31, 2007. Four customers accounted for approximately 75% of 2006 sales.

International sales as a percentage of total revenues for the years ended December 31 are as follows:

County	2007	2006
Sweden	2%	3%

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 9 - PRODUCT WARRANTIES

Accrued warranty expenses at December 31, 2006 and 2007 consist of the following:

Balance, January 1, 2006	$-
Additions	2,580
Deductions	(2,580)
Balance, December 31, 2006	-
Additions	4,151
Deductions	(742)
Balance, December 31, 2007	$3,409

NOTE 10 - PROVISION FOR TAXES:

As of December 31, 2007 and 2006, the Company has available, on a federal tax basis, net operating loss carryforwards of approximately $19,800,000 and $15,900,000, respectively. These net operating losses expire at varying amounts through 2027. The net operating loss carryforwards result in deferred tax assets of approximately $6,700,000 and $5,400,000 at December 31, 2007 and 2006, respectively; however, a valuation reserve has been recorded for the full amount due to the uncertainty of realization of the deferred tax assets.

A reconciliation of the statutory tax rates for the years ended December 31 is as follows:

	2007	2006
Statutory rate	(34)%	(34)%
State income tax - all states	(6)%	(6)%
	(40)%	(40)%
Current year valuation allowance	40%	40%
Benefit for income taxes	0%	0%

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 11 - WARRANTS:

Warrant activity during the years ended December 31, 2007 and 2006 follows:

	Warrants	Average Exercise Price
Warrants outstanding at January 1, 2006	13,252,217	$0.45
Issued during 2006	10,821,576	0.36
Exercised during 2006	(1,701,063)	0.20
Warrants outstanding at December 31, 2006	22,372,730	0.42
Issued during 2007	9,528,338	0.52
Exercised during 2007	(2,143,659)	0.40
Cancelled and expired during 2007	(743,441)	0.40
Warrants outstanding at December 31, 2007	29,013,968	$0.45

During 2007, the Company issued the following warrants: 100,000 warrants as consulting fees to a sales consultant, which were valued at $15,458 and expensed and included in selling, general and administrative expenses; 1,000,000 warrants as consulting fees to a technical consultant, which were valued at $228,200, however, these warrants have special vesting provisions, therefore the Company did not recognize an expense for these warrants in 2007; 1,708,338 warrants to investors, in connection with the Company’s private offering of common stock (See Note 19), which were valued at $224,843 and recorded as additional paid in capital; 6,720,000 warrants to investors, in connection with the Company’s private offering of its Series B preferred stock (See Note 19), which were valued at $3,421,631 and recorded as additional paid in capital.

During 2006, the Company issued the following warrants: 300,000 warrants as consulting fees to an investment bank, which were valued at $74,430 and expensed and included in selling, general and administrative expenses; 24,000 warrants as consulting fees to a technical consultant, which were valued at $1,098 and expensed and included in research and development expenses; 2,647,572 warrants to noteholders in connection with the Company’s issuance of debt securities, which were valued at $1,104,383, recorded as a debt discount, and amortized to interest expense over the life of the notes; 7,850,004 warrants to investors, in connection with the Company’s private offering of common stock and debt securities, which closed on November 30, 2006 (See Notes 16 and 19), which were valued at $1,344,456 and recorded as additional paid in capital.

The fair value of each warrant is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

The fair value of warrants granted is estimated on the date of grant based on the weighted-average assumptions in the table below. The assumption for the expected life is based on evaluations of historical and expected exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at the grant date. The historical stock volatility of the Company’s common stock is used as the basis for the volatility assumption.

	Years ended December 31,
	2007	2006
Weighted average risk-free rate	4.5%	4.5%
Average expected life in years	3.6	3.5
Expected dividends	None	None
Volatility	166%	100%
Forfeiture rate	40%	24%

NOTE 12 - STOCK OPTION PLAN:

Stock Option Plan activity during the years ended December 31, 2007 and 2006 follows:

	Shares	Average Exercise Price
Options outstanding and exercisable at January 1, 2006	12,470,363	$0.46
Granted during 2006	5,587,500	0.24
Cancelled during 2006	(3,259,592)	0.45
Expired during 2006	(63,375)	14.00
Options outstanding and exercisable at December 31, 2006	14,734,896	$0.33
Granted during 2007	3,725,000	0.35
Cancelled during 2007	(4,050,000)	0.23
Exercised during 2007	(100,000)	0.20
Options outstanding and exercisable at December 31, 2007	14,309,896	$0.36

Weighted average remaining contractual life at December 31, 2007, for all options is 7.15 years.

In 2000, the Company adopted the 2000 Stock Option and Restricted Stock Plan (the "2000 Plan"). On June 8, 2007, the 2000 Plan was amended and restated. The 2000 Plan, as restated and amended, provides for the granting of options to purchase up to 20,000,000 shares of common stock. 100,000 options have been exercised to date. There are 14,309,896 options outstanding under the 2000 Plan.

During 2007, the Company granted 3,725,000 stock options to directors and employees at exercise prices approximating fair market value of the stock on the date of each grant. Such issuances to directors and employees were valued at $714,239, utilizing similar factors as described below, which was expensed and is included in research and development expenses and selling, general and administrative expenses.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

During 2006, the Company granted 5,587,500 stock options to directors, officers and employees at exercise prices approximating fair market value of the stock on the date of each grant. Such issuances to directors, officers and employees were valued at $999,320, utilizing similar factors as described below, which was expensed and is included in research and development expenses and selling, general and administrative expenses.

In 1994, the Company adopted a Stock Option Plan (the "1994 Plan"). The 1994 Plan provides for the granting of options to purchase up to 71,429 shares of common stock. No options have been exercised to date. There are no options outstanding under the 1994 Plan, and the Company does not plan to issue any more options under this plan.

Share Based Compensation Payments:
During the year ended December 31, 2007, the Board of Directors authorized the net issuance of 3,725,000 stock options to directors, officers and employees. During the year ended December 31, 2006, the Board of Directors authorized the net issuance of 5,587,500 stock options to officers, employees and consultants. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: expected volatility of 166% and 100% for the years ended December 31, 2007 and 2006, respectively; risk-free interest rate of 4.5% for the years ended December 31, 2007 and 2006; and expected lives of approximately 10.0 years.

The Company accounts for employee stock options as compensation expense, in accordance with SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 13 - COMMITMENTS AND CONTINGENCIES:

Leases:
The Company leases office space, a manufacturing and warehousing facility, and a research and development facility in Las Vegas, Nevada. The office space lease was assigned to the Company by the Chief Executive Officer, on the same terms and conditions, effective February 24, 2006. The lease includes a payment of $11,292 per month, plus annual increases of 3% per year, which includes all cleaning and utilities, except phone and internet service. The term of the lease is five years.

On July 1, 2007, the Company began leasing a research and development facility. The lease includes a payment of $1,995, plus common area maintenance charges, per month. The term of the lease is three years and one month. On November 1, 2007, the Company amended the lease to include additional space, which it will utilize for its manufacturing and warehousing facility. The amendment to the lease calls for an additional payment of $1,605, plus common area maintenance charges, per month, and carries the same terms and conditions as the original lease.

Minimum future rentals are as follows:

Year
2008	$170,206
2009	190,664
2010	177,091
2011	12,688
$550,649

Rent expense, including base rent and additional charges, for the year ended December 31, 2007 and 2006 was $173,545 and $139,919, respectively.

Patent License Agreements:
The Company was an exclusive licensee pursuant to a patent license agreement of certain power factor controller technology owned by the United States, as represented by the National Aeronautics and Space Administration (NASA). This license agreement covered the United States of America and its territories and possessions on an exclusive basis and foreign sales on a non-exclusive basis. Such license agreement did not require the Company to pay royalties to NASA in connection with the Company's sale of products employing technology utilizing the licensed patents. The agreement terminated on December 16, 2002 upon the expiration of all of the licensed patents. The Company filed and received its own patent (No. 5.821.726) that expires in 2017 that management believes will protect the Company's intellectual property position.

Software User License Agreements:
The Company entered into an agreement to purchase software licenses for accounting, manufacturing and CRM software. The total amount of the software license agreement is approximately $66,000 and the software licenses begin in 2008.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

Litigation:
Presently, the Company is not involved in any litigation.

On March 19, 2007, the Company reached an agreement with GE Fanuc Automation North America, Inc. (“GE Fanuc”) to cease using its Power Genius name for its products. As consideration, GE Fanuc paid the Company $20,000.

Subcontractors:
During 2006, the Company utilized one subcontractor in Michigan and one subcontractor in Nevada as turn-key manufacturers for its analog product. On March 15, 2006, the Company terminated its agreement with its Livonia, Michigan subcontractor. In December of 2007, the Company ceased using the Las Vegas, Nevada subcontractor and began to manufacture its analog and some of its digital product in-house.

The Company directly sources its own analog circuit boards from a contract circuit board manufacturer. Over the past year, the Company has primarily sourced analog circuit boards from RMF Design and Manufacturing (“RMF”), based outside of Toronto, Canada. The Company believes RMF has the ability to meet the Company’s analog circuit board production needs and the Company would be successful in finding alternative manufacturers should RMF not be available to manufacture these circuit boards.

On September 6, 2007, the Company entered into a manufacturing service agreement with Sanima-Sci Corporation (“Sanmina-Sci”) for the production of digital units and digital circuit boards. Pursuant to this agreement, the Company will purchase an amount of digital units, subject to certain minimum quantities, from Sanima-Sci equal to an initial firm order agreed upon by the Company and Sanima-Sci and subsequent nine-month requirements forecasts. The initial term of the contract is one year, and upon expiration of the initial term, the contract will continue on a year to year basis until one party gives notice to terminate. At the present time the Company is not able to determine if the actual purchases will be in excess of these minimum commitments, or if any potential liability will be incurred. At December 31, 2007, the Company has approximately $100,000 in open purchase orders with this subcontractor. Additionally, the Company is committed for an additional $300,000 during the initial term of this agreement. At December 31, 2007, the Company has approximately $81,000 on deposit with Sanmina-Sci.

Investment Advisory Agreements:
The Company entered into a consulting agreement with an investment advisor on December 1, 2004. The agreement calls for the investment advisor to assist the Company in devising financial and marketing strategies, and also to assist the Company in raising funds on a non-exclusive basis through the offering of debt and/or equity securities. The agreement expired on November 30, 2005 and was renewed on February 21, 2006. The company shall pay the investment advisor the amount of $4,000 per month, plus expenses approved by the Company and issue 300,000 options. The Company terminated the engagement with the consultant for non-performance on April 20, 2006. The Company paid the investment advisor $35,000 during the year ended December 31, 2006, and the agreement has been satisfied in full.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

On January 2, 2006, the Company entered into a consulting agreement with an investor relations firm. As part of the compensation, the Company granted 300,000 shares of the Company’s common stock having a total value of $90,000, which such cost is expensed in selling, general and administrative expenses. This consulting agreement expired on July 2, 2006 and was not renewed.

On January 6, 2006, the Company entered into a marketing agreement with an investment bank. In connection with this agreement, the Company issued a five year warrant to purchase up to 300,000 shares of Common Stock, with an exercise price of $0.25 per share. The total value of the 300,000 warrants issued to the investment bank approximates $74,430 and is expensed in selling, general and administrative expenses. The Company terminated this agreement on June 23, 2006, however, the warrants remain exercisable for five years from the date of issuance.

The Company entered into an agreement with an investment bank on October 13, 2006. In accordance with this agreement, the investment bank served as the Company’s non-exclusive placement agent for a private stock offering of 10,700,008 shares of common stock and 5,350,004 warrants which closed on November 30, 2006 (See Note 19). The investment bank was paid a retainer fee of $5,000, and the agreement called for the investment bank to receive 5.5% of the total cash invested by investors introduced by the investment bank upon closing. The investment bank introduced no investors in the private stock offering which closed on November 30, 2006. The Company subsequently terminated this agreement on January 13, 2007.

NOTE 14 - RELATED PARTY TRANSACTIONS:

During the years ended December 31, 2007 and 2006, consulting fees of $12,000 and $7,000 were paid to a director and stockholder of the Company, respectively. These amounts are included in selling, general and administrative expenses.

On October 29, 2007, the Company entered into a financing transaction in which it issued 113,500 units, each unit consisting of one share of the Company’s series B preferred stock and a warrant to purchase up to 50 shares of the Company’s common stock for $3,825,000 in cash and the cancellation of $1,850,000 of debt securities. In this transaction, Steven Strasser, the Company’s Chief Executive Officer purchased 16,000 units for $250,000 in cash and the cancellation of a $550,000 note; George Boyadjieff, a director and senior technical advisor of the Company, purchased 4,000 units for $200,000 in cash; Douglas Dunn, a director of the Company, purchased 1,000 units for $50,000 in cash; Gary Rado, a director of the Company, purchased 2,000 units for $100,000 in cash (See Note 18).

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

On November 30, 2006, the Company entered into a financing transaction in which it issued 10,700,008 shares of its common stock and 5,350,004 warrants to purchase common stock for $3,210,000 and $2,000,000 in senior secured notes in a private offering of equity and debt. In this transaction, Steven Strasser, the Company’s Chief Executive Officer purchased 1,166,668 shares of common stock and 583,334 warrants for $350,000, and was issued a senior secured note for $550,000; John (BJ) Lackland, the Company’s Chief Financial Officer purchased 100,000 shares of common stock and 50,000 warrants for $30,000; Robert Murray, the Company’s former Chief Operating Officer purchased 100,000 shares and 50,000 warrants for $30,000; George Boyadjieff, a director and senior technical advisor of the Company was issued 1,000,000 shares of common stock and 500,000 warrants for $300,000; and Commerce Energy Group was issued a $200,000 secured note and 250,000 warrants (See Notes 16 and 19). The $2,000,000 in senior secured notes were paid off in full on October 29, 2007 (See Note 18).

On April 19, 2006, the Company entered into a financing transaction in which it issued a $1,000,000 secured convertible note (the "EMTUCK Note") to EMTUCK, LLC ("EMTUCK"), in which the managing member is a management company wholly owned and controlled by Steven Strasser, the Company's CEO. On May 19, 2006, the Note was increased to $1,500,000. This note was paid off in full on November 30, 2006 (See Notes 16 and 19).

Interest expense of approximately $665,000 and $440,000 for the years ended December 31, 2007 and 2006, respectively, was associated with related parties.

NOTE 15 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid during the year ended December 31, for:

	2007	2006

Interest	$248,219	$314,750

Income/Franchise Taxes	$6,906	$$8,542

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 16 - NOTES PAYABLE:

On November 30, 2006, the Company entered into a financing transaction in which the Company issued $2,000,000 of its two year, senior, secured promissory notes (collectively the “Notes”, individually a “Note”). The Notes bear interest of 15% per annum. Interest due under the Notes is payable quarterly, with the principal and final quarterly interest payment becoming due November 30, 2008. The Notes have a first priority security interest in all of the assets of the Company. Upon the occurrence of an “Event of Default” (as defined in the Note, included herein as an exhibit) the holder may, upon written notice to the Company, elect to declare the entire principal amount of the Note then outstanding together with accrued unpaid interest thereon due and payable. Upon receipt of such notice, the Company shall have seven business days to cure the Event of Default, and if uncured on the eighth business day, all principal and interest shall become immediately due and payable. The Company also issued with 2,500,000 warrants (the “Debt Warrants”) to purchase common stock of the Company to the holders of the Notes. The Debt Warrants have a per share exercise price of $0.40 and expire November 29, 2011. 1,250,000 of the Debt Warrants are exercisable immediately, with the remaining 1,250,000 Debt Warrants becoming exercisable in equal amounts over 24 months beginning December 29, 2006. The common stock issuable upon exercise of the Debt Warrants has piggyback registration rights, and can be included in the Company’s next registration statement. The Debt Warrants have a cashless exercise provision, but only if the registration statement on which the common stock issuable upon exercise of the Debt Warrants is not then effective. The Notes were paid off in full on October 29, 2007 (See Note 18.)

The $2,000,000 loan consisted of $550,000 from Steven Strasser, the Company’s Chairman, Chief Executive Officer and the Company’s largest beneficial shareholder, $200,000 from Commerce Energy Group, Inc, the Company’s second largest shareholder prior to the Offering, and $1,250,000 from individual investors. $1,450,000 of these Notes came from the exchange of existing promissory notes of the Company.

The Company’s previously issued notes, including $1,464,306 issued on October 27, 2004, $125,000 issued on February 24, 2005 (collectively the “Pali Notes”) and $1,500,000 issued to EMTUCK, were paid off in November 2006, and such paid off note holders no longer hold a security interest in the Company’s assets.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

On April 19, 2006, the Company entered into a financing transaction in which it issued a $1,000,000 secured convertible note to EMTUCK (See Note 14). On May 19, 2006, the EMTUCK Note was increased to $1,500,000. The EMTUCK Note bears interest of 10.75% per annum, with interest payments due quarterly, beginning July 19, 2006. The EMTUCK Note's principal becomes due on January 19, 2007 (the "Maturity Date"). The Company can draw on the Note, in increments of up to $200,000, and interest is calculated on the outstanding principal drawn. The EMTUCK Note is secured by a first lien and security interest in all of the Company's accounts receivable and inventory now or hereafter acquired, and a second lien and security interest in all other collateral, subordinate to the existing lien and security interest in favor of Pali Capital Corporation as representative of the holders the Pali Notes. In the event of default (as defined in the EMTUCK Note), EMTUCK may, upon written notice to the Company, elect to declare the entire principal amount of the Note then outstanding, together with accrued and unpaid interest thereon due and payable. Upon receipt of such notice, the Company shall have seven business days to cure the event of default and if uncured on the eighth business day, all principal and accrued interest shall become immediately due and payable. The EMTUCK Note was paid off in full on November 30, 2006.

The members of EMTUCK were issued 2,083,334 warrants in conjunction with the EMTUCK Note, with an exercise price of $0.24 per share. 1,458,334 warrants vested immediately, and the remaining 625,000 warrants vested equally over nine (9) months. The warrants have a cashless exercise provision and will have a 5 year term. If after the date of issuance of the warrants, the Registrant files a registration statement under the Securities Act of 1933, or amends an existing registration statement, in either case, the Registrant will use its best efforts to include the shares issuable on exercise of the warrants in such registration statement or amended registration statement.

On October 17, 2005, the Company issued a $50,000 promissory note payable to its former landlord in connection with a settlement agreement. The note is non-interest bearing and calls for monthly payments of $2,778 of principal beginning November 17, 2005. In connection with this note payable, the Company recorded a note discount of $6,146 on the Company’s balance sheet. During the years ended December 31, 2007 and December 31, 2006, the Company paid $11,111 and $33,327 in principal, respectively. As of December 31, 2007, this note has been paid off in full.

On December 15, 2004, the Company issued a $25,334 promissory note payable to a former officer, in connection with a settlement agreement (See Note 17), at 15%. The note calls for monthly payments of $1,580, principal and interest, beginning January 2005 and matured on June 15, 2006. During the years ended December 31, 2006 the Company paid $8,997 in principal. As of December 31, 2007 this note has been paid off in full.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 17 - EMPLOYMENT AND CONSULTING AGREEMENTS:

On June 1, 2005, the Company entered into an employment and compensation agreement with Steven Strasser, the Company’s Chief Executive Officer. The agreement is for a term of five years, with a base salary for the first year of the agreement of $275,000 with annual increases of at least 5% of the current year’s base salary and bonuses at the discretion of the compensation committee of the board of directors. During the first year of the Agreement, an amount equal to $215,000 of the base salary shall be paid by grant of stock options under the Company’s 2000 Stock Option and Restricted Stock Plan to purchase 1,612,500 shares of the Company’s common stock, vesting in equal quarterly installments over the year ending June 1, 2006, and the remaining $60,000 of the base salary is to be paid in cash. The agreement with this Chief Executive Officer also provides, among other things, for reimbursement of certain business expenses and for certain payments to be made to this Chief Executive Officer in the event of a change of control. This Chief Executive Officer also received 1,818,180 incentive stock options which will vest over a five year period and have an exercise price of $0.22, and 1,181,820 non-qualified stock options which will vest over a five year period and have an exercise price of $0.20. The agreement also provides for certain non-competition and nondisclosure covenants.

On June 1, 2005, the Company entered into an employment and compensation agreement with John Lackland, the Company’s Chief Financial Officer. The agreement is for a term of five years, with a base salary for the first year of the agreement of $175,000 with annual increases of at least 5% of the current year’s base salary and bonuses at the discretion of the compensation committee of the board of directors. During the first year of the Agreement, an amount equal to $55,000 of the base salary shall be paid by grant of stock options under the Company’s 2000 Stock Option and Restricted Stock Plan to purchase 412,500 shares of the Company’s common stock, vesting in equal quarterly installments over the year ending June 1, 2006, and the remaining $120,000 of the base salary is to be paid in cash. The agreement with this Chief Financial Officer also provides, among other things, for reimbursement of certain business expenses and for certain payments to be made to this Chief Financial Officer in the event of a change of control. This Chief Financial Officer also received 1,733,750 incentive stock options which will vest over a five year period and have an exercise price of $0.20, and 66,250 non-qualified stock options which vested on June 1, 2006 and have an exercise price of $0.20. The agreement also provides for certain non-competition and nondisclosure covenants.

On June 1, 2005, the Company entered into an employment and compensation agreement with Nicholas Anderson, the Company’s former Chief Technology Officer. On May 15, 2006, the Company terminated Nicholas Anderson, for cause, and cancelled his employment agreement with the Company. The Company has not accrued a loss related to this termination and does not foresee any material loss in its ability to manufacture current products or develop new products.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

On June 9, 2005, the Company entered into a consulting agreement with an advisor to serve as the Company’s Senior Technical Advisor. The term of this agreement is for 24 months and calls for the advisor to assist the Company in digitizing the Company’s technology. For his services, the Company agreed to issue the advisor 400,000 options, vesting quarterly from the date of the agreement. In addition, the Company will reimburse all reasonable and necessary expenses incurred by the advisor. In the event that the Company’s annual sales from digital products reaches $5,000,000, the Company will pay the advisor a $100,000 one time bonus. The agreement contains confidentiality and non-competition provisions. This agreement can be terminated in 90 days by either party by written notices. On June 6, 2007, the Company renewed the agreement with the advisor. In connection with the renewal, the Company granted the advisor 1,000,000 warrants, which vest upon the approval of certain patents, created by the advisor, by the US Patent Office, or the buy-out of the Company, whichever occurs first.

On March 1, 2007, the Company entered into a consulting agreement with a sales and marketing consultant. The term of this agreement is for 12 months and calls for the consultant to assist the Company in its business development, sales and marketing efforts. For his services, the Company has agreed to issue the consultant 100,000 warrants, vesting quarterly from the date of the agreement. In addition, the Company will reimburse all reasonable and necessary expenses incurred by the consultant. This agreement contains confidentiality and non-competition provisions. Each party has the right to cancel this agreement with no less than 10 days notice in writing.

On March 21, 2007, the Company entered into a consulting agreement with a product manager. The term of this agreement is for two years and calls for the product manager to assist the company in product development and marketing. For his services, the Company agreed to pay the product manager $6,250 per month, due on the 1st of each month, as well as 400,000 stock options, which vest over the term of the agreement. In addition, the Company will reimburse all reasonable and necessary expenses incurred by the product manager. The agreement contains confidentiality and non-competition provisions. Each party has the right to cancel this agreement upon 30 days written notice. This agreement was terminated on April 11, 2007 and all obligations have been satisfied in full, and all stock options issued to the product manager were cancelled.

NOTE 18 - ISSUANCE OF SERIES B CONVERTIBLE PREFERRED STOCK:

On October 29, 2007, the Company issued and sold 113,500 units (the “Units”), each Unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share (“Series B Preferred Stock”), and a warrant to purchase 50 shares of the Company’s common stock, resulting in the sale and issuance of an aggregate of 113,500 shares of Series B Preferred Stock and warrants to purchase, initially, up to 5,675,000 shares of the Company’s common stock (the “Warrants”), in a private offering (the “Preferred Offering”) for $5,675,000 in cash and cancellation of indebtedness (See Note 16). Many of the purchasers of Units were either officers, directors or pre-existing stockholders or noteholders of the Company (See Note 14).

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

In connection with the Preferred Offering, the Company has agreed to use its reasonable best efforts to file a registration statement (the “Registration Statement”) to register the common stock issuable upon conversion of the Series B Preferred Stock issued, as well as the common stock issuable upon exercise of the Warrants, not later than 60 days from the termination date of the Offering (the “Termination Date”), and must use its reasonable best efforts to have the Registration Statement declared effective not later than 120 days from the Termination Date.

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances. The Series B Preferred Stock is convertible at the option of the holder at any time. The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series B Preferred Stock has an 8% dividend, payable annually in cash or stock, at the discretion of the Company’s board of directors. As such, none is accredited in these financial statements.

The Preferred Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder. No placement agent or underwriter was used in connection with the Offering and there is no commission, finder’s fee or other compensation due or owing to any party.

On November 8, 2007, the Company sold 5,000 units, resulting in the sale and issuance of 5,000 shares of Series B Preferred Stock and warrants to purchase up to 250,000 shares of the Company’s common stock, for $250,000 under the Preferred Offering.

On November 15, 2007, the Company sold 1,400 units, resulting in the sale and issuance of 1,400 shares of Series B Preferred Stock and warrants to purchase up to 70,000 shares of the Company’s common stock, for $70,000 under the Preferred Offering.

On December 20, 2007, the Company sold 9,500 units, resulting in the sale and issuance of 9,500 shares of Series B Preferred Stock and warrants to purchase up to 475,000 shares of the Company’s common stock, for $475,000 under the Preferred Offering.

On December 28, 2007, the Company sold 5,000 units, resulting in the sale and issuance of 5,000 shares of Series B Preferred Stock and warrants to purchase up to 250,000 shares of the Company’s common stock, for $250,000 under the Preferred Offering.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 19 - STOCKHOLDERS' EQUITY:

On November 30, 2006, the Company issued and sold 10,700,008 shares of its common stock and 5,350,004 warrants to purchase its common stock (the “Equity Warrants”), in a private offering (the “Offering”) for $3,210,000 in cash, cancellation of indebtedness and in lieu of compensation owed to certain employees, officers and directors of the Company. The per share purchase price of the common stock was $0.30. The Equity Warrants have a per share exercise price of $0.40, are exercisable immediately and expire November 29, 2011. The Company must use best efforts to file a Registration Statement to register the common stock issued, together with those issuable upon exercise of the Equity Warrants, not later than 60 days from the termination of the Offering, and must use its best efforts to have the Registration Statement declared effective not later than 120 days from the termination of the Offering. Should the Company not be able to meet these registration requirements, the Company may be assessed liquidating damages. The Offering terminated on March 31, 2007. The Equity Warrants have a cashless exercise provision, but only if the Registration Statement is not then effective.

The $3,210,000 investment included $250,000 from Steven Strasser, the Company’s Chief Executive Officer, $30,000 from John (BJ) Lackland, the Company’s Chief Financial Officer, $30,000 from Robert Murray, the Company’s former Chief Operating Officer, and $300,000 from George Boyadjieff, a Director of the Company.

The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder. No placement agent or underwriter is entitled to compensation in connection with either the Offering or the sale of the Notes and there is no commission, finder’s fee or other compensation due or owing to any party.

On January 19, 2007, the Company issued and sold 666,668 shares of its common stock and 333,334 Equity Warrants, in the Offering for $200,000 in cash, under the same terms as described above.

On March 2, 2007, the Company issued and sold 1,583,336 shares of its common stock and 791,668 Equity Warrants, in the Offering for $475,000 in cash, under the same terms as described above.

On March 7, 2007, the Company issued and sold 333,334 shares of its common stock and 166,667 Equity Warrants, in the Offering, for $100,000 in cash, under the same terms as described above.

On March 30, 2007, the Company issued and sold 500,000 shares of its common stock and 250,000 Equity Warrants, in the Offering, for $150,000 in cash, under the same terms as described above.

On March 31, 2007, the Company issued and sold 333,334 shares of its common stock and 166,667 Equity Warrants in the Offering, for $100,000 in cash, under the same terms as described above.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 20 - FAIR VALUE OF FINANCIAL INSTRUMENTS:

SFAS No. 107 “Disclosure About the Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short term nature.

NOTE 21 - 401(K) RETIREMENT PLANS:

On August 1, 2006, the Company adopted a 401(k) retirement plan (the 401(k) Plan). The 401(k) Plan is voluntary, and available to all employees who have been with the Company for at least six months. The Company may make discretionary contributions. The Company did not make any contributions in 2007 or 2006.

NOTE 22 - SUBSEQUENT EVENTS:

On January 7, 2008, the Company entered into a consulting agreement with a European sales and marketing consultant. The agreement calls for the consultant to assist the Company in the business planning, and ultimately commercial development and marketing of the Company’s MEC line of products in Europe. For his services, the Company has agreed to pay the consultant 64,920 € per year, which is approximately equivalent to $100,000 per year. In addition, the Company will reimburse all reasonable and necessary expenses incurred by the consultant. The initial term of this agreement is for 5 years, and can be terminated by either party upon 90 days written notice.

On January 21, 2008, the Company sold 5,600 units under the Preferred Offering, resulting in the issuance of 5,600 shares of its Series B Preferred Stock and warrants to purchase up to 280,000 shares of the Company’s common stock, for $280,000. This was the final closing in the Preferred Offering.

On January 23, 2008, the Company signed an efficiency aggregation contract with San Diego Gas & Electric Company (“SDG&E”). Under the terms of this contract, SDG&E will pay the Company $0.14 per kWh of energy saved in the first year of operation of the MEC, for new installations of the MEC in SDG&E’s service area. Payment to the Company is subject to certain inspections, approvals and time restrictions. The term of this contract is for 5 years, and either party may terminate this contract upon written notice.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Company's certificate of incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the certificate of incorporation does not eliminate the liability of a director for (1) any breach of the director's duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (4) any transaction from which such director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

In addition, the certificate of incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. In general, Section 145 of the DGCL permits the Company to indemnify a director, officer, employee or agent of the Company or, when so serving at the Company's request, another company who was or is a party or is threatened to be made a party to any proceedings because of his or her position, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful.

The Company maintains a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that may be incurred by the Company, including the indemnification payable to any director or officer. The entire premium for such insurance is paid by the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than any underwriting discounts and commissions incurred by us in connection with the issue and distribution of our common stock being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$300.65
Legal Fees	15,000.00
Accounting Fees	5,000.00
Printing Fees	1,150.00
Miscellaneous	5,000.00
Total	$26,450.65

Item 26. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

Sales Made to Summit Energy Ventures, Commerce Energy Group and Commonwealth Energy Corporation

The following details several different sales of unregistered securities the Company made to Summit, Commonwealth Energy Corporation, a former member of Summit (“Commonwealth”) and Commerce Energy Group, the parent corporation of Commonwealth (“Commerce”). All of the sales were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to section 4(2) of the Securities Act.

On April 28, 2005, the Company issued 1,204,819 shares of Series A-1 Convertible Preferred Stock, convertible into 1,000,000 shares of common stock, and warrants to purchase 500,000 shares of common stock to Summit for an aggregate purchase price of $200,000. The requisite percentage of current holders consented and waived the anti-dilution provisions.

On April 28, 2005, the Company issued 180,723 shares of Series A-1 Convertible Preferred Stock, convertible into 150,000 shares of common stock, and warrants to purchase 75,000 shares of common stock, to Commerce, in consideration of Commerce’s cancellation of a license agreement with the Company. The requisite percentage of current holders consented and waived the anti-dilution provisions.

On July 8, 2005, the Company issued 3,000,000 shares of common stock and 1,500,000 warrants to Summit for $300,000 in cash and the conversion of a $300,000 note payable.

On July 8, 2005, the Company converted all 4,714,279 outstanding shares of its Series A-1 Convertible Preferred Stock owned by Summit and Commonwealth into 3,918,848 shares of common stock.

Sales Made to Purchasers Other than Summit Energy Ventures, Commerce Energy Group and Commonwealth Energy Corporation

On July 8, 2005, the Company issued 9,150,000 shares of common stock to several accredited investors in a private offering for $1,830,000.

On August 31, 2005, the Company issued 2,350,000 shares of common stock to several accredited investors in the second and final closing of this private offering for $470,000.

On November 30, 2006, the Company issued 10,700,008 shares of common stock to several accredited investors in the first closing of a private offering of common stock for $3,210,000, of which approximately $2,760,000 was from new cash and $450,000 was from the exchange of debt. Of this amount, the CEO, CFO and one Director of the Company invested a total of $510,000, of which approximately $260,000 was from new cash and $250,000 was from the exchange of debt.

On January 19, 2007, the Company issued 666,668 shares of common stock to several accredited investors in the second closing of a private offering of common stock for $200,000 in cash.

On March 2, 2007, the Company issued 1,583,336 shares of common stock to several accredited investors in the third closing of a private offering of common stock for $475,000 in cash.

On March 7, 2007, the Company issued 333,334 shares of common stock to an accredited investor in the fourth closing of a private offering of common stock for $100,000 in cash.

On March 30, 2007, the Company issued 500,000 shares of common stock to several accredited investors in the fifth closing of a private offering of common stock for $150,000 in cash.

On March 31, 2007, the Company issued 333,334 shares if common stock to an accredited investor on the sixth and final closing of a private offering of common stock for $100,000 in cash.

On January 21, 2008, the Company issued an aggregate of 140,000 units, each unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share, and a warrant to purchase 50 shares of the Company’s common stock, receiving aggregate consideration of $7,000,000, which included $5,150,000 of cash and the cancellation of $1,850,000 of debt. The Series B Preferred Stock and warrants issued in the offering are convertible or exercisable, as applicable, into an aggregate of up to 21,000,000 shares of the Company’s common stock.

Item 27. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index at page II-9.

(b)	Financial Statement Schedules

All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28. Undertakings

The undersigned smaller reporting company hereby undertakes to:

(1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the smaller reporting company under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned smaller reporting companyhereby undertakes with respect to the securities being offered and sold in this offering:

(1)	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification by the undersigned smaller reporting company for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the smaller reporting company pursuant to the foregoing provisions, or otherwise, the smaller reporting company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Las Vegas, State of Nevada on August 29, 2008.

POWER EFFICIENCY CORPORATION

By:	/s/ STEVEN Z. STRASSER
Steven Z. Strasser Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Z. Strasser and John (BJ) Lackland as their true and lawful attorneys-in-fact and agents, with full power of substitution, with power to act alone, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ STEVEN Z. STRASSER	Chairman and Chief Executive Officer	August 29, 2008
Steven Z. Strasser	(Principal Executive Officer)

*	Chief Financial Officer	August 29, 2008
John (BJ) Lackland	(Principal Financial and Accounting
Officer)

*	Director	August 29, 2008
Richard Morgan

*	Director	August 29, 2008
Douglas M. Dunn

*	Director	August 29, 2008
George Boaydjieff

*	Director	August 29, 2008
Gary Rado

*	Director	August 29, 2008
Raymond J. Skiptunis

EXHIBIT INDEX

Description of Document

Exhibit Number	Description
3.1	Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-SB filed on October 20, 2000.

3.2	Amendment to the Certificate of Incorporation of the Company dated June 5, 2002, incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on June 18, 2002.

3.3	Amendment to the Certificate of Incorporation of the Company dated July 6, 2005, incorporated by reference to Exhibit 3.3 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

3.4	Amendment to the Certificate of Incorporation of the Company dated October 13, 2005, incorporated by reference to Exhibit 3.4 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

3.5	Amended and Restated By-laws of the Company dated March 23, 2004, incorporated by reference to Exhibit 3.1 to Company’s Quarterly Report on Form 10-QSB filed on May 14, 2004.

3.6
Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock of Power Efficiency Corporation, incorporated by reference to Exhibit 4.2 to Company's Current Report on Form 8-K filed on May 25, 2003.

3.7	Certificate of Certificate Eliminating Reference To A Series Of Shares Of Stock From the Certificate of Incorporation of the Company, dated October 22, 2007.*

3.8	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Registrant dated October 23, 2007.*

4.1	Form of Placement Agent Warrant issued pursuant to Exhibit 10.45, incorporated by reference to Exhibit 3.2 to Company’s Current Report on Form 8-K Filed on July 19, 2005

4.2	Form of Investor Warrant, incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K filed on July 19, 2005

4.3	Specimen common stock certificate of the Company, incorporated by reference to Exhibit 4.5 to the Company’s Form SB-2/A Registration Statement filed December 8, 2005.

4.4
Agreement dated April 22, 2005, between the Company and Summit Energy Ventures, LLC, for the issuance of preferred stock and warrants, incorporated by reference to Exhibit 4.6 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

4.5
Agreement dated April 22, 2005, between the Company and Commerce Energy Group, Inc., for the issuance of preferred stock and warrants, incorporated by reference to Exhibit 4.7 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

4.6	Form of Equity Warrant, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed January 24, 2007

4.7	Form of Equity Warrant, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed March 8, 2007

4.8	Form of Warrant, issued to certain investors in the Company’s private placement of units on January 21, 2008.*

5.1	Opinion of Ellenoff Grossman & Schole LLP*

10.1	United States Patent #5,821,726, incorporated by reference to Exhibit 10(g) to Company's Annual Report on Form 10-SB filed on October 20, 2000.

10.2	1994 Stock Option Plan, incorporated by reference to Exhibit 10(i) to Company's Annual Report on Form 10-SB filed on October 20, 2000.

10.3	Patent License Agreement (DN-858) with NASA, incorporated by reference to Exhibit 10.10 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.4	Patent License Agreement (DE-256) with NASA incorporated by reference to Exhibit 10.11 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.5	Settlement and Release Agreement with NASA incorporated by reference to Exhibit 10.12 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.6	Modification No. 1 to Patent License Agreement (DE-256) with NASA, incorporated by reference to Exhibit 10.13 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.7	Product Warranty, incorporated by reference to Exhibit 10.16 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.8	Test Report from Medsker Electric, Inc., incorporated by reference to Exhibit 10.17 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.9	Test Report from Oak Ridge National Laboratory, incorporated by reference to Exhibit 10.18 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.10	Test Report from Oregon State University - The Motor Systems Resource Facility, incorporated by reference to Exhibit 10.19 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.11	Test Report from Otis Elevator Co., incorporated by reference to Exhibit 10.20 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.12	Certificate of Amendment of Warrant, incorporated by reference to Exhibit 10.4 to Company's Current Report on Form 8-K filed May 25, 2003.

10.13
Settlement Agreement and Mutual General Release with Stephen L. Shulman and Summit Energy Ventures, LLC dated October 3, 2003, incorporated by reference to Exhibit 10.5 to Company's Quarterly Report on Form 10-QSB filed November 14, 2003.

10.14
Amendment to the Amended and Restated Stockholders' Agreement among Anthony Caputo, Nicholas Anderson, Philip Elkus, Stephen Shulamn, Performance Control, LLC, Summit Energy Ventures, LLC and Power Efficiency Corporation dated September 22, 2003, incorporated by reference to Exhibit 10.7 to Company's Quarterly Report on Form 10-QSB filed November 14, 2003.

10.15	Business Property Lease with Arens Investment Company dated November 1, 2003, incorporated by reference to Exhibit 10.36 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.16	Letter agreement with Pali Capital, Inc. dated February 25, 2004, incorporated by reference to Exhibit 10.40 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.17	Amended and Restated 2000 Stock Option and Restricted Stock Plan dated February 23, 2004, incorporated by reference to Exhibit 10.41 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.18	Amended and Restated 1994 Stock Option Plan, incorporated by reference to Exhibit 10.42 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.19	Single Phase Licensing Agreement with Commerce Energy Group, incorporated by reference to Exhibit 10.1 to Company's Quarterly Report on Form 10-QSB filed November 15, 2004.

10.20
Business Property Lease Amendment involving Glenborough LLC and Northwest Power Management, Inc. dated February 7, 2005, incorporated by reference to Exhibit 10.48 to the Company's Annual Report on Form 10-KSB filed on March 31, 2005.

10.21	Settlement and Consulting Agreement with Keith Collin dated September 27, 2004, incorporated by reference to Exhibit 10.49 to the Company's Annual Report on Form 10-KSB filed on March 31, 2005.

10.22
Placement Agency Agreement dated as of June 1, 2005, between the Company and Joseph Stevens & Co., Inc., incorporated by reference to Exhibit 10.51 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

10.24	Consulting Agreement with George Boyadjieff, dated June 9, 2005, incorporated by reference to Exhibit 10.54 to the Company’s Form 10-KSB filed on March 31, 2006

10.25	Consulting Agreement with Steven Blum dated February 21, 2006, incorporated by reference to Exhibit 10.55 to the Company’s Form 10-KSB filed on March 31, 2006

10.26	Consulting Agreement with CEO Cast, Inc, dated January 2, 2006, incorporated by reference to Exhibit 10.56 to the Company’s Form 10-KSB filed on March 31, 2006

10.27	Letter Agreement with USBX Advisory Services, LLC, dated January 6, 2006, incorporated by reference to Exhibit 10.57 to the Company’s Form 10-KSB filed on March 31, 2006

10.28	Employment Agreement with Steven Strasser dated June 1, 2005, incorporated by reference to Exhibit 8.1 to the Company’s Current Report of Form 8-K filed July 13, 2005.

10.29	Employment Agreement with John Lackland dated June 1, 2005, incorporated by reference to Exhibit 8.2 to the Company’s Current Report on Form 8-K filed on July 13, 2005.

10.30	Interim Financing Agreement with EMTUCK, LLC dated April 18, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.31	Promissory Note granted to EMTUCK, LLC dated April 19, 2006, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.32	Security Agreement with EMTUCK, LLC dated April 19, 2006, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.33	Form of EMTUCK Warrant, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.34	Promissory Note granted to EMTUCK, LLC dated May 19, 2006, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 26, 2006.

10.35	Form of Pali Note Extension Consent Letter dated October 23, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2006.

10.36	Form of Securities Purchase Agreement, dated November 30, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.37	Form of Note, dated November 30, 2006, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.38	Form of Debt Warrant, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.39	Form of Equity Warrant, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.40	Form of Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 24, 2007.

10.41	Consulting Agreement amendment with George Boyadjieff, dated June 9, 2007, incorporated by reference to the Quarterly Report on Form 10-QSB filed on August 13, 2007.

10.42
Manufacturing Services Agreement, dated September 6, 2007 by and among the Company and Sanima-Sci Corporation, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 13, 2007.

10.43	Consulting Agreement amendment with George Boyadjieff, dated June 9, 2007, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB filed on August 13, 2007.

10.44
Manufacturing Services Agreement, dated September 6, 2007 by and among the Company and Sanima-Sci Corporation, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 12, 2007.

10.45	Securities Purchase Agreement, dated as of October 27, 2007 by and between the Company and certain Investors.*

23.1	Consent of Sobel & Co., LLC, Certified Public Accountants.*

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

* filed herewith